UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

FIRST BUSEY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FIRST BUSEY CORPORATION
April 12, 2024
Dear Stockholders:
We cordially invite you to attend the 2024 Annual Meeting of Stockholders of First Busey Corporation, scheduled for 10:30 a.m., central time, on May 22, 2024. This year’s Annual Meeting will be a completely virtual meeting, which will be conducted solely online via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BUSE2024. You will need to have your 16-digit control number included on your notice to join the Annual Meeting. There is no physical location for the Annual Meeting.
We are furnishing our proxy statement, 2023 Annual Report and proxy card to stockholders over the internet. Our stockholders will receive a notice in the mail which contains instructions on how to access the proxy materials via the internet and join the Annual Meeting. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. If you would like to request paper copies of the proxy materials, please follow the instructions on the notice or as provided in the proxy statement.
The items of business to be considered at the meeting include: (a) the election of 10 directors for a term of one year expiring at the 2025 Annual Meeting of Stockholders; (b) the approval, in a non-binding, advisory vote, of the compensation of our named executive officers, or a “say-on-pay” proposal; (c) the approval, in a non-binding, advisory vote, of the frequency with which stockholders will vote on future say-on-pay proposals; and (d) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. At the meeting, we will also review our performance in 2023 and update you on our strategic plans as we move forward.
Your vote is important. We hope that you will be able to attend the Annual Meeting virtually. Whether or not you plan to attend, please review the attached proxy statement and return your proxy card or vote by telephone or internet by following the preprinted instructions set forth on the proxy card.
Sincerely yours,
Van A. Dukeman
Chairman and Chief Executive Officer

FIRST BUSEY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2024 AT 10:30 A.M., CENTRAL TIME
To the Stockholders of First Busey Corporation:
You may visit www.virtualshareholdermeeting.com/BUSE2024 to access the Annual Meeting, where you will be able to attend online, vote your shares electronically, and submit your questions during the meeting. You will need to have your 16-digit control number included on your notice to join the Annual Meeting. The 2024 Annual Meeting is being held for the following purposes:
1.
to elect 10 directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are elected and have qualified;

2.
to approve, in a non-binding, advisory vote, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;

3.
to approve, in a non-binding, advisory vote, the frequency with which stockholders will vote on future say-on-pay proposals;

4.
to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

5.
to transact such other business as may properly be brought before the meeting and any postponements or adjournments of the meeting.

Only stockholders of record at the close of business on March 25, 2024, are entitled to notice of, and to vote at, the 2024 Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the 2024 Annual Meeting, please sign, date, and return your proxy card or vote by telephone or internet by following the preprinted instructions set forth on the proxy card.
By Order of the Board of Directors
Van A. Dukeman
Chairman and Chief Executive Officer

FIRST BUSEY CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2024

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Busey Corporation for use at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held at 10:30 a.m., central time, on May 22, 2024, via live webcast in a virtual online meeting format by visiting www.virtualshareholdermeeting.com/BUSE2024. You will need your 16-digit control number included on your notice to join the 2024 Annual Meeting.
The board has fixed the close of business on March 25, 2024, as the record date for determining the stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting. On the record date, First Busey Corporation had 55,271,460 shares of common stock, par value $0.001 per share, outstanding and entitled to vote.
First Busey Corporation’s Annual Report on Form 10-K/A, which includes audited financial statements for the year ended December 31, 2023, is available for review at our website at busey.com/secfilings. This proxy statement and the accompanying proxy card are first being made available to stockholders on or about April 12, 2024.
Directions on how to attend the 2024 Annual Meeting are contained in this proxy statement. If you have any questions, please contact our Corporate Secretary at (217) 365-4630. The principal executive offices of First Busey Corporation are located at 100 W. University Avenue, Champaign, Illinois 61820.

QUESTIONS AND ANSWERS
The following information regarding the meeting and the voting process is presented in a question and answer format. As used in this proxy statement, the terms “First Busey,” “we,” “our,” “us,” and the “Company” all refer to First Busey Corporation and its subsidiaries. The term “Busey Bank” refers to First Busey’s wholly-owned bank subsidiary, and is sometimes also referred to herein as the “Bank.”
How do I attend the 2024 Annual Meeting?
The 2024 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. You are entitled to participate in the 2024 Annual Meeting only if you were a stockholder as of the record date for the 2024 Annual Meeting, March 25, 2024. There is no physical location for the 2024 Annual Meeting. You will be able to attend the 2024 Annual Meeting online, vote and submit your questions by visiting www.virtualshareholdermeeting.com/BUSE2024. You will need to have your 16-digit control number included on your notice to join the 2024 Annual Meeting. If you do not comply with the procedures outlined above, you will not be admitted to the virtual 2024 Annual Meeting. Online check-in will start 15 minutes prior to the start of the meeting, which will begin promptly at 10:30 a.m. central time on May 22, 2024. The virtual meeting platform is fully supported across various browsers (including Microsoft Edge, Mozilla Firefox, Google Chrome, and Safari) and devices (including desktops, laptops, tablets, and cell phones) provided that they are running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any technical difficulties in accessing the meeting or during the meeting, a support number will be made available on the login page. A complete list of registered stockholders entitled to vote at the 2024 Annual Meeting will be made available for inspection during the meeting by clicking the designated stockholder list link that will appear on your screen.
How do I ask questions at the 2024 Annual Meeting?
In order to submit a question at the 2024 Annual Meeting, you will need to log into the meeting using your 16-digit control number included on your notice. If you would like to ask a question during the meeting, you can type your question in the “ask a question” text box that will appear on your screen and click “submit”. You will be able to input your question into the queue beginning 15 minutes prior to the start of the meeting. You may also submit questions in advance of the 2024 Annual Meeting through the form available on our website at busey.com/informationrequest. We encourage you to submit any questions as soon as possible to ensure your question is received.
In the interest of a productive and orderly meeting, we will observe the conduct described below during the 2024 Annual Meeting (as further described in First Busey’s Annual Meeting Code of Conduct that will be available on your screen during the virtual meeting).
The business of the 2024 Annual Meeting will be taken up as set forth in the agenda. When an item on the agenda is before the meeting for consideration, discussion will be confined to that item. Because time is limited at the 2024 Annual Meeting, we may not be able to answer all questions from stockholders. We will address relevant questions, as possible, during the meeting and also post a selection of stockholder questions and answers on the investor page of our website as soon as practical after the meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Each stockholder is limited to two questions, and we will prioritize addressing questions that relate to the business of First Busey or to matters being voted upon at the 2024 Annual Meeting.

If you have further questions not answered during the 2024 Annual Meeting, please contact our Corporate Secretary at (217) 365-4630 or through the form available on our website at busey.com/informationrequest.
What happens in the event of a technical issue or other significant disruption to the 2024 Annual Meeting?
In the event of a technical malfunction or other significant problem that disrupts the 2024 Annual Meeting, the Chairman of the board may adjourn, recess, or expedite the 2024 Annual Meeting, or take such other action that the Chairman determines is appropriate in light of the circumstances.
Why did I receive access to the proxy materials?
We have made the proxy materials available to you via the internet because on March 25, 2024, the record date for the 2024 Annual Meeting, you owned shares of First Busey common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the 2024 Annual Meeting. It also gives you information concerning these matters to assist you in making an informed decision.
When you sign your proxy card or vote by telephone or internet, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card or vote by telephone or internet in advance of the meeting just in case your plans change.
If you have voted via proxy card and an issue comes up for a vote at the meeting that was not identified on the proxy form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.
Why did I receive a Notice Regarding the Availability of Proxy Materials instead of paper copies of the proxy materials?
We are employing the Securities and Exchange Commission notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 12, 2024, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials, which contained instructions on how to access our proxy materials and vote your shares. This notice is not a proxy card and cannot be used to vote. If you receive a Notice Regarding the Availability of Proxy Materials, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or as provided below.
Full copies of the proxy statement and other materials for the 2024 Annual Meeting are available on the internet through our website at busey.com/secfilings.
What if I lost my Notice Regarding the Availability of Proxy Materials?
If you have lost or misplaced your notice, please contact:
First Busey Corporation
Attn: John J. Powers, Corporate Secretary
100 W. University Avenue
Champaign, Illinois 61820
Telephone: (217) 365-4630
E-mail: John.Powers@busey.com

If your shares are held in an account at a bank or brokerage firm, you will need to contact your bank or broker.
How can I request and receive a paper or e-mail copy of the proxy materials?
If you want to receive a paper or e-mail copy of the 2023 Annual Report, proxy statement and proxy card, you must request them. There is no charge for requesting a copy of these documents, but you will be required to enter your 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials. Please choose one of the following methods to make your request:
By internet: www.ProxyVote.com
By telephone: 1-800-579-1639
By e-mail: sendmaterial@proxyvote.com
Please make the request on or before May 8, 2024 to facilitate timely delivery.
What matters will be voted on at the meeting?
You are being asked to vote on: (a) the election of 10 directors of First Busey for a term of one year expiring at the 2025 Annual Meeting of Stockholders; (b) a non-binding, advisory proposal to approve the compensation of our named executive officers (“NEOs”), which is referred to as the “say-on-pay” proposal; (c) a non-binding, advisory proposal regarding the frequency with which stockholders will vote on future say-on-pay proposals; and (d) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. These matters are more fully described in this proxy statement.
If I am the record holder of my shares, how do I vote?
Your vote is important. We encourage you to submit your proxy promptly. Internet and telephone proxy submission is available through 10:59 p.m., central time, on May 21, 2024. For shares held in the First Busey Corporation Profit Sharing Plan & Trust or the Employee Stock Purchase Plan, proxy submission is available through 10:59 p.m., central time, on May 19, 2024. You may submit your proxy or vote in one of the following ways:
Submit Your Proxy By Telephone.   To submit your proxy by telephone, call 1-800-690-6903. When submitting your proxy by telephone, you will be required to enter your 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials, so please have it available when you call. You may submit your proxy by telephone 24 hours a day. The telephone proxy submission system has instructions and allows you to confirm that the system has properly recorded your voting instructions. Alternatively, if you request paper copies of the proxy materials, your proxy card will include the toll-free telephone number that you may use to submit your proxy.
Submit Your Proxy By Internet.   You may also submit your proxy by the internet 24 hours a day. The Notice Regarding the Availability of Proxy Materials indicates the website you may access for internet proxy submission — www.ProxyVote.com — using your 16-digit control number included in the notice. As with telephone proxy submission, you will be able to confirm that the system has properly recorded your voting instructions. You may incur telephone and internet access charges from your internet carrier if you submit your proxy by the internet.
Submit Your Proxy By Mail.   If you receive your proxy materials by mail and you are a holder of record, you can submit your proxy by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can submit your voting instructions by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.
If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all nominees for director named in this proxy statement, “FOR” the say-on-pay proposal, “1 YEAR” for the frequency of future say-on-pay proposals and “FOR” the ratification of the appointment of RSM US LLP.
Vote By Internet During the 2024 Annual Meeting.   You may also vote online during your attendance at the virtual 2024 Annual Meeting using your 16-digit control number before the voting polls close.
If I hold shares in the name of a broker or other fiduciary, who votes my shares?
If you received this proxy statement from your broker or other fiduciary who may hold your shares, your broker or other fiduciary should provide instructions to direct your fiduciary to vote your shares. Your fiduciary will vote your shares in the manner you direct. If you want to vote during attendance at the virtual meeting, log into the meeting at www.virtualshareholdermeeting.com/BUSE2024, using your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or voting instruction form and follow the instructions available on www.ProxyVote.com.
Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on nonroutine matters if they have not received such voting instructions (commonly referred to as a “broker nonvote”). The ratification of the appointment of RSM US LLP is considered a routine matter, so your broker or other fiduciary may vote on this matter even if you do not provide voting instructions. However, the election of directors, the “say-on-pay” proposal and the frequency with which stockholders will vote on future say-on-pay proposals are each considered a nonroutine matter. Thus, if you do not provide instructions to your broker or other fiduciary as to how to vote the shares beneficially owned by you, your broker or other fiduciary generally will not be permitted to vote the shares beneficially owned by you on these matters.
We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.
What does it mean if I receive more than one Notice Regarding the Availability of Proxy Materials?
You may receive more than one notice if you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. To vote ALL of your shares by proxy, please follow the instructions and vote your proxy for each account.
What if I change my mind after I vote my proxy card?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•
using the internet or telephone methods described above, in which case only your last internet or telephone proxy submitted prior to the deadline will be counted;

•
signing another proxy card with a later date and returning that proxy card to:

Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, New York 11717
•
voting online during the 2024 Annual Meeting (attendance at the meeting will not in and of itself constitute the revocation of a proxy).

If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker or fiduciary to revoke your proxy. Beneficial owners may also attend and vote online during the 2024 Annual Meeting, which will replace any previous votes.
How many shares must be present in order for there to be a quorum at the 2024 Annual Meeting?
A majority of the shares that are issued and outstanding and entitled to vote as of the record date must be present at the meeting, either in person by attendance at the virtual meeting or by proxy, in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:
•
is present and votes in person during attendance at the virtual meeting; or

•
has properly submitted a signed proxy card or other form of proxy.

On March 25, 2024, the record date for the 2024 Annual Meeting, there were 55,271,460 shares of common stock issued and outstanding. Therefore, at least 27,635,731 shares need to be present, either by attendance at the virtual meeting or by proxy, at the 2024 Annual Meeting.
What happens if a nominee is unable to stand for election?
Although the board has no reason to believe any nominee will be unable to stand for election, the board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than 10 nominees.
What options do I have in voting on each of the proposals?
In the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY TO VOTE FOR” each nominee. For the proposals with respect to say-on-pay and the ratification of the appointment of RSM US LLP, and for any other proposal properly brought before the meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the proposal on the frequency of future say-on-pay proposals, you may vote “1 YEAR”, “2 YEARS”, “3 YEARS” or “ABSTAIN”.
How many votes may I cast?
You are entitled to cast one vote for each share of stock you owned on the record date. The proxy card or Notice Regarding the Availability of Proxy Materials indicates the number of shares owned by an account attributable to you.
How many votes are needed for each proposal?
Directors will be elected by a plurality and the 10 individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of First Busey. The frequency with which future say-on-pay votes will be held will also be decided by a plurality, with the frequency receiving the most votes being considered the choice of stockholders.

A “WITHHOLD AUTHORITY TO VOTE FOR” and broker nonvotes will have no effect on the election of any director at the 2024 Annual Meeting. Abstentions and broker nonvotes will also have no effect on the proposal on the frequency of future say-on-pay proposals.
The holders of a majority of the shares having voting power and present at the annual meeting will be required to approve the say-on-pay proposal, to ratify the appointment of RSM US LLP and to approve any other matter that arises at the 2024 Annual Meeting. Therefore, abstentions will have the same legal effect as a vote “AGAINST” these matters, while broker nonvotes, if any, will have no effect on these matters. Please note that, because the say-on-pay and frequency of future say-on-pay votes are advisory, the outcome of such votes will not be binding on the board of directors or the Executive Management Compensation and Succession Committee (the “Compensation Committee”).
In January 2017, First Busey adopted a majority voting policy, which requires an incumbent director who fails to receive the affirmative vote of a majority of the votes cast with respect to his or her election in an uncontested election at a meeting of stockholders to submit his or her resignation following certification of the stockholder vote. Such resignation will first be considered by the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) (other than the tendering director, if applicable), who will recommend to the board of directors whether to accept or reject the resignation after considering all factors deemed relevant by the committee, including, without limitation, any stated reasons as to why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the director’s tenure and qualifications, the director’s past and expected future contributions to First Busey, and the overall composition of the board, including whether accepting the resignation offer would cause First Busey to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The board of directors (other than the tendering director) will then act to accept or reject the committee’s recommendation no later than 90 days following the date of the stockholders’ meeting after considering the factors considered by the Nominating Committee and such additional information and factors as the board believes to be relevant.
Where do I find the voting results of the meeting?
If available, we will announce voting results at the meeting. The voting results also will be disclosed in a current Report on Form 8-K that we will file within four business days after the meeting.
Who bears the cost of soliciting proxies?
First Busey bears the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1:
ELECTION OF DIRECTORS
The board of directors, upon the recommendation of the Nominating Committee, has nominated the 10 nominees named below for election as directors at the 2024 Annual Meeting for a term expiring at the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and are qualified.
It is intended that the proxies received in response to this solicitation will be voted for the election of the 10 persons so nominated, unless otherwise specified. If, for any reason, any nominee becomes unavailable for election or declines to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the board. No circumstances are presently known which would render a nominee named herein unavailable.
Set forth below under “Nominees” is certain biographical information concerning each nominee for director, including principal occupation and age. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years.
Required Stockholder Vote for Election of Directors
Subject to First Busey’s majority voting policy discussed on page 8, directors are elected by a plurality and the 10 individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of First Busey.
Board Recommendation
The board of directors recommends that you vote “FOR” each of the nominees listed in the “Nominees” table below.
Board of Director Nominee Statistics
Board Nominee Diversity Matrix (As of March 31, 2024)
	Female		Male
Total Number of Directors		10
Part I: Gender Identity
Directors	2		8
Part II: Demographic Background
African American or Black	0		1
Asian	0		1
White	2		6

Board Nominee Diversity Matrix (As of March 31, 2023)
	Female		Male
Total Number of Directors		10
Part I: Gender Identity
Directors	2		8
Part II: Demographic Background
African American or Black	0		1
Asian	0		1
White	2		6

NOMINEES
Name (Age)	Director Since	Positions with First Busey and Principal Occupation for the Past Five Years
Samuel P. Banks (69)	2020	Mr. Banks served as the Executive Director of the Don Moyer Boys & Girls Club in Champaign, Illinois from May 2012 until June 30, 2021 and again from July 2022 to March 2023. Prior to joining the Boys and Girls Club in 2012, he served as President and Chief Executive Officer of Glenwood Academy in the Chicago area and Cunningham Children’s Home in Urbana, Illinois, providing decades of leadership for two of the oldest and most notable youth development and community service organizations in Illinois. Currently, Mr. Banks is an active mentor at local elementary schools and remains active with the Champaign County Community Coalition, addressing issues of mental health, community violence, youth interventions and law enforcement relations. Prior to joining the board of directors of First Busey, Mr. Banks served as a director of Busey Bank since 1994. We have determined that Mr. Banks is “independent” under the rules of Nasdaq.

Name (Age)	Director Since	Positions with First Busey and Principal Occupation for the Past Five Years
George Barr (69)	2017	Mr. Barr is an attorney at the law firm of George Barr & Associates, and president and owner of The Barr Group, P.C., a real estate management and development company. Mr. Barr served as director and Chairman of the board of First Community Financial Partners, Inc. from 2006 until its merger with First Busey in 2017. We have determined that Mr. Barr is “independent” under the rules of Nasdaq.
Stanley J. Bradshaw (66)	2016	Mr. Bradshaw is the principal of Bradshaw Capital Management, LLC, an asset management and advisory firm serving institutional investors and eleemosynary organizations. Mr. Bradshaw served as Chairman of the board of Pulaski Financial Corp. from 2006 until its merger with First Busey in 2016. Mr. Bradshaw has also been a director of Triad Business Bank based in Greensboro, North Carolina since February 2020. We have determined that Mr. Bradshaw is “independent” under the rules of Nasdaq.
Michael D. Cassens (50)	2019	Mr. Cassens is an Associate Professor in the School of Visual and Media Arts at the University of Montana, where he has taught Computer Science and Game Development for over 20 years. He has also worked for the past 20 years as an independent software developer for companies such as Microsoft and Intel along with a variety of small to medium-sized businesses. Mr. Cassens served as a director of TheBANK of Edwardsville and The Banc Ed Corp. from 2003 until The Banc Ed Corp.’s merger with First Busey in 2019. We have determined that Mr. Cassens is “independent” under the rules of Nasdaq.
Van A. Dukeman (65)	2007	Mr. Dukeman is Chairman and Chief Executive Officer of First Busey, as well as the Chairman and Chief Executive Officer of Busey Bank. Mr. Dukeman also serves as a director of FirsTech, Inc. (“FirsTech”). Mr. Dukeman served as the President and Chief Executive Officer of Main Street Trust, Inc. prior to its merger in 2007 with First Busey.

Name (Age)	Director Since	Positions with First Busey and Principal Occupation for the Past Five Years
Karen M. Jensen (64)	2019	Ms. Jensen is a registered professional engineer and serves as President and Chief Executive Officer of Farnsworth Group, Inc., a national full-service engineering, architecture and survey firm. Ms. Jensen served as a director of Busey Bank from March 2018 until her appointment to the First Busey board in September 2019 and as a director of South Side Trust & Savings Bank from June 2011 until its merger with Busey Bank in March 2018. We have determined that Ms. Jensen is “independent” under the rules of Nasdaq.
Frederic L. Kenney (65)	2018	Mr. Kenney is an attorney and Director of Christy- Foltz, Inc., Foltz, Inc. and Decatur Construction Services, Inc. Mr. Kenney served as an Associate General Counsel for Archer Daniels Midland (“ADM”) in Decatur, Illinois, from 2001 to December 2018. Until his appointment to the First Busey board in 2018, Mr. Kenney served as a director of Busey Bank or its predecessors since 1995. We have determined that Mr. Kenney is “independent” under the rules of Nasdaq.
Stephen V. King (62)	2013	Mr. King is a founding partner of Prairie Capital, L.P., a private equity firm. Mr. King also serves on the boards of directors of several of Prairie Capital’s portfolio companies and several other privately held companies across a variety of industries. We have determined that Mr. King is “independent” under the rules of Nasdaq.
Gregory B. Lykins (76)	2007	Mr. Lykins is Vice Chairman of First Busey and a director of Busey Bank. Mr. Lykins served as the Chairman of First Busey from 2009 until 2020 and Chairman of Main Street Trust, Inc. prior to its merger in 2007 with First Busey. Mr. Lykins is also co-founder of Armory Capital, LLC, a family office investment company that invests in private enterprises in multiple industries, and serves on the boards of directors of several of its portfolio companies. Mr. Lykins was also previously an employee of First Busey in a senior advisory role until June 30, 2022.

Name (Age)	Director Since	Positions with First Busey and Principal Occupation for the Past Five Years
Cassandra R. Sanford (49)	2022	Ms. Sanford is Co-Founder/Chief Executive Officer of KellyMitchell Group, a technology consulting company founded in 1998 that focuses on matching qualified IT professionals with top organizations nationwide. Prior to joining the board of directors of First Busey in 2022, Ms. Sanford served as a director of Busey Bank since 2021. Ms. Sanford is also a licensed attorney by the Missouri Bar Association and serves as a board member of numerous organizations, including Boy Scouts of Greater St. Louis, Women’s Business Development Center of Chicago, the Regional Business Council and Mercy Hospital St. Louis. In addition, she serves on the United Way of Greater St. Louis’ Board of Directors and Executive Committee and on the Executive Committee of the Women’s Business Development Center of Chicago, and also serves as Chair of the Technology Committee for The Magic House. We have determined that Ms. Sanford is “independent” under the rules of Nasdaq.
All directors will hold office for a term of one year, expiring at the 2025 Annual Meeting of Stockholders, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. Finally, no nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, or the “Exchange Act”) or of any registered investment company within the past five years.
Director Qualifications
We have established minimum criteria that we believe each director should possess to be an effective member of our board. Those criteria are discussed in more detail below in this proxy statement. The particular experience, qualifications, attributes or skills that led the board to conclude that each member is qualified to serve on the board and any committee he or she serves on is as follows:
Samuel P. Banks.   We consider Mr. Banks to be a qualified candidate for service on the board, Audit Committee and Enterprise Risk Committee due to his extensive knowledge of the First Busey organization arising from his service as a member of the Busey Bank board since 1994, as well as his leadership and financial oversight of various community- based collaborations and strategic partnerships.
George Barr.   We consider Mr. Barr to be a qualified candidate for service on the board, Audit Committee and Nominating Committee due to his extensive legal and business experience. Mr. Barr’s involvement with numerous local commercial, industrial, apartment, residential and entertainment real estate development projects provides him and the board with a detailed knowledge of the real estate markets in the areas of northern Illinois in which Busey Bank operates and provides loans.

Stanley J. Bradshaw.   We consider Mr. Bradshaw to be a qualified candidate for service on the board, Nominating Committee and Compensation Committee due to his extensive experience with banking institutions as the former Chairman of the Board of Pulaski Financial Corp.; as the former Chairman of the Board and Chief Executive Officer of Roosevelt Financial Group and its wholly owned subsidiary, Roosevelt Bank; as the Chairman of the Board of Square 1 Financial Corp. and its wholly owned subsidiary, Square 1 Bank; as a director of Triad Business Bank; and as a private investor. Mr. Bradshaw provides the board with important insight into the financial markets and valuation issues, as well as insight into stockholder perspectives.
Michael D. Cassens.   We consider Mr. Cassens to be a qualified candidate for service on the board, Enterprise Risk Committee and Audit Committee due to his extensive business knowledge. Mr. Cassens’ computer science knowledge, acquired as a professor and independent developer, positively enhances the diversity of skills presented by the board as a whole. His service on the board of The Banc Ed Corp. for over 16 years provides the board with important insight into the greater St. Louis Missouri-Illinois Metropolitan Statistical Area.
Van A. Dukeman.   We consider Mr. Dukeman to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey’s operations that he has acquired as its Chairman and Chief Executive Officer and as the President and Chief Executive Officer of Main Street Trust, Inc. and its predecessors prior to their merger with First Busey in 2007.
Karen M. Jensen.   We consider Ms. Jensen to be a qualified candidate for service on the board, Compensation Committee and Enterprise Risk Committee due to her extensive business experience, as well as the knowledge she has gained as a member of the boards of directors of South Side Trust & Savings Bank and Busey Bank. Ms. Jensen’s extensive consulting knowledge and the insights that she has acquired in growing Farnsworth Group, Inc., both organically and through acquisitions, positively enhances the diversity of experience represented by the board.
Frederic L. Kenney.   We consider Mr. Kenney to be a qualified candidate for service on the board, Enterprise Risk Committee and Audit Committee due to his skills and expertise in business law and his intimate knowledge of the First Busey organization due to his long-time service as a member of the Busey Bank board. Mr. Kenney is an attorney and director of Foltz, Inc., which specializes in real estate ownership and development, director of Christy-Foltz, Inc., a commercial construction company, and director of Decatur Construction Services, Inc., a materials/concrete construction vendor. Mr. Kenney served as Associate General Counsel for ADM in Decatur, Illinois, from 2001 to 2018.
Stephen V. King.   We consider Mr. King to be a qualified candidate for service on the board, Nominating Committee and Compensation Committee due to his business and financial expertise acquired through his experience as a founding partner and managing member of a private equity firm, as well as due to his experience and knowledge gained as a member of many boards of directors throughout his career for companies operating in a variety of industries.
Gregory B. Lykins.   We consider Mr. Lykins to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey’s operations he has acquired as its Vice Chairman and Chairman, and as the Chairman of Main Street Trust, Inc. and its predecessors prior to their merger with First Busey in 2007. Mr. Lykins, a certified public accountant (“CPA”), practiced public accounting with a national CPA firm primarily serving financial institutions for approximately fourteen (14) years. Most recently, Mr. Lykins co-founded Armory Capital, LLC, a family office investment company that invests in private enterprises in multiple industries.

Cassandra R. Sanford.   We consider Ms. Sanford to be a qualified candidate for service on the board, Compensation Committee and Audit Committee due to her extensive experience and business acumen garnered through founding and leading a technology consulting firm, coupled with her depth of knowledge of the greater St. Louis, Missouri- Illinois Metropolitan Statistical Area. Ms. Sanford also brings an array of knowledge and experience from previous board memberships.
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
General
The Company’s board has established a set of Corporate Governance Guidelines that address board composition, the selection of directors, board meetings, committee meetings, and other matters. The Corporate Governance Guidelines are available at our website at busey.com/governance.
Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of First Busey, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are generally held every two months; special meetings, which are held from time to time; and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisers, such as our legal counsel, independent registered public accounting firm and other consultants.
A majority of our directors are “independent,” as defined by Nasdaq listing standards, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. Generally, the board undertakes an annual review of director independence. This independence review is further supplemented by an annual questionnaire that each director is required to complete and that contains a number of questions related to, among other things, independence and related-party transactions. Because of their current or past positions as executive officers of First Busey, Messrs. Dukeman and Lykins are not considered “independent.”
Our board of directors held six regular meetings, two special meetings, one joint strategic meeting with the board of directors of Busey Bank, five executive sessions and two study sessions during 2023. All incumbent directors attended at least 75% of the board meetings and meetings of committees of which they were members. We require all our directors to attend the annual meeting of our stockholders. Last year all of our nominated directors attended the annual meeting, and we expect all of our directors will attend the 2024 Annual Meeting.
The board of directors has established the Compensation Committee, the Audit Committee, the Nominating Committee, and the Enterprise Risk Committee, each of which is made up solely of independent directors.
Any stockholder who wishes to contact the full board may do so: (a) in writing, in care of First Busey Corporation, 100 W. University Avenue, Champaign, Illinois 61820; or (b) electronically, through the hyperlink available at our website at busey.com/informationrequest. Communications to the full board should be directed to John J. Powers, Corporate Secretary, who will forward all appropriate comments and communications to the board, while communications to the independent directors should be directed to Mr. Bradshaw.
Executive Management Compensation and Succession Committee
The Compensation Committee met nine times in 2023. In 2023, the Compensation Committee was comprised of Stephen V. King (Chair), Stanley J. Bradshaw, Karen M.

Jensen and Cassandra R. Sanford. Each member is an “independent” director as defined by Nasdaq listing requirements and Rule 10C-1 under the Exchange Act and a “non-employee” director under Section 16 of the Exchange Act. The composition of the Compensation Committee through the end of 2024 may be adjusted following the election of the board of directors at the 2024 Annual Meeting. The Compensation Committee charter is available at our website at busey.com/governance.
Responsibilities of the Compensation Committee include the approval, and recommendation to the full board in certain circumstances, of the compensation of our Chief Executive Officer and each executive officer that reports to our Chief Executive Officer. The Compensation Committee also reviews and analyzes existing and potential management succession issues.
Audit Committee
The Audit Committee provided updates to the board of directors at each of the board’s six regular meetings during 2023. The Audit Committee met six times in 2023. In 2023, the Audit Committee was comprised of Frederic L. Kenney (Chair), Samuel P. Banks, George Barr, Michael D. Cassens and Cassandra R. Sanford. Each of these committee members is considered “independent” according to Nasdaq listing requirements and Rule 10A-3 under the Exchange Act, as required for audit committee membership. The board of directors has determined that Mr. Kenney qualifies as an “audit committee financial expert” under the regulations of the Securities and Exchange Commission based on his level of education and experience, which includes his current responsibility for the oversight and management of financial results and reports prepared by independent auditors for Christy-Foltz, Inc., Foltz, Inc. and Decatur Construction Services, Inc., as well as his involvement, during his nearly two decades with ADM, in communications with internal and external auditors and the preparation of notes and disclosures. The composition of the Audit Committee, including the designation of one of its members as an “audit committee financial expert,” may be adjusted through the end of 2024 following the election of the board of directors at the 2024 Annual Meeting.
The responsibilities and functions of the Audit Committee and its activities during 2023 are described in more detail under the heading “Report of the Audit Committee” in this proxy statement. The Audit Committee charter is available at our website at busey.com/governance.
The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee reviews and approves all related-party transactions, except for those lending relationships and transactions that are approved under the Bank’s policies. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our independent registered public accounting firm, RSM US LLP, to First Busey or any of our affiliates. Additionally, the Audit Committee also pre-approves other services provided by third parties related to compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and tax and accounting matters. The pre-approval procedures also allow Mr. Kenney, the Audit Committee’s Chair, to individually pre-approve services in the event that a meeting cannot be held prior to the necessary action.
Nominating and Corporate Governance Committee
The Nominating Committee met seven times in 2023. In 2023, the Nominating Committee was comprised of Stanley J. Bradshaw (Chair), George Barr and Stephen V. King. Each member is considered “independent” according to Nasdaq listing requirements. The composition of the Nominating Committee through the end of 2024 may be adjusted following the election of the board of directors at the 2024 Annual Meeting.

Responsibilities of the Nominating Committee include the nomination of individuals as members of the board, the review of qualifications of directors to stand for election, the implementation and maintenance of our corporate governance procedures and reviewing the Company’s policies and programs relating to environmental, social and governance matters and reporting. The Nominating Committee charter is available at our website at busey.com/governance.
The Nominating Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. The committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, gender, race, ethnicity and other demographics that may contribute to the board. The First Busey board of director nominees include two female nominees and two directors who identify as diverse with respect to their race or ethnicity. The Nominating Committee also believes that directors should possess the highest personal and professional ethics.
First Busey’s Corporate Governance Guidelines have established the following minimum criteria, which it considers necessary for service on the board:
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possession of the highest personal and professional ethics, integrity and values;

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effective leadership and sound judgment in the nominee’s professional life;

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exemplary management and communication skills;

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active leadership in the nominee’s profession, business or organization;

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knowledge of business, economic and community issues;

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a lack of conflicts of interest that would prevent the nominee from serving on the board; and

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for non-employee nominees, independence from management to the extent required in order for a majority of the board to be made up of directors who meet the definition of an “independent director” as set forth by Nasdaq.

The Nominating Committee reviews the qualifications of each potential candidate for director and identifies nominees by consensus.
The Nominating Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including any stockholder recommendations. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for the 2024 Annual Meeting.
Enterprise Risk Committee
The Enterprise Risk Committee met five times in 2023. In 2023, the Enterprise Risk Committee was comprised of Michael D. Cassens (Chair), Samuel P. Banks, Karen M. Jensen and Frederic L. Kenney, each of whom is an “independent” director as defined by Nasdaq listing requirements and Rule 10C-1 under the Exchange Act and a “non-employee” director under Section 16 of the Exchange Act. The composition of the Enterprise Risk Committee through the end of 2024 may be adjusted following the election of the board of directors at the 2024 Annual Meeting. The Enterprise Risk Committee charter is available at our website at busey.com/governance.
The responsibilities of the Enterprise Risk Committee include oversight of the Company’s risk management strategies, policies, and practices related to the identification, assessment, monitoring and management of the Company’s risks.

Director Nominations and Qualifications
In accordance with our bylaws, a stockholder may nominate a director for election at the 2025 Annual Meeting by filing a written notice of the proposed director nomination with our Corporate Secretary, at 100 W. University Avenue, Champaign, Illinois 61820, no earlier than the close of business on January 22, 2025 and no later than the close of business on February 21, 2025. The stockholder’s notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age, business address and residential address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; (iv) a written questionnaire with respect to the background and qualification of each nominee, completed and executed by each nominee, in the form to be provided by the Corporate Secretary upon written request of any stockholder of record within five (5) days of such request; (v) a written statement executed by each nominee acknowledging that such nominee (A) consents to being named as a nominee in the proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and (B) represents that such nominee has read and agrees to adhere to First Busey’s Code of Ethics, Corporate Governance Guidelines and Insider Trading Policy, and any other of First Busey’s policies or guidelines applicable to directors, including with regard to securities trading; and (vi) any other information relating to each nominee that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such nominee is subject to the provisions of such regulations; and (b) as to the stockholder giving notice: (i) the name and address, as they appear on First Busey’s books, of the nominating stockholder and the name and principal business or residential address of any other beneficial stockholders known by the nominating stockholder to support each nominee; and (ii) the class and number of shares of stock that are owned beneficially and of record by the nominating stockholder on the date of the notice and the number of shares owned beneficially by any other record or beneficial stockholders known by the nominating stockholder to be supporting each nominee on the date of the notice. The board of directors and/or the Nominating Committee may request additional information in order to make a determination as to whether any nomination satisfies the requirements of our bylaws.
Notwithstanding the foregoing, in order to include information with respect to a stockholder director nomination in the proxy statement and form of proxy for First Busey’s 2025 Annual Meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act (including Rule 14a-8 adopted thereunder) and the regulations promulgated thereunder.
The Nominating Committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee may identify a new nominee with the desired skills and experience of a new nominee in light of the criteria above. Once elected, each director is subject to First Busey’s director stock ownership policy, which requires each director to own $220,000 worth of stock in First Busey, an amount equal to five times his or her annual cash retainer, which is currently $44,000.
For the 2024 Annual Meeting, upon the recommendation of the Nominating Committee, the board of directors nominated for election to the board 10 incumbent directors. First Busey did not receive any stockholder nominations pursuant to the Company’s bylaws for directorships for the 2024 Annual Meeting.

Other Stockholder Proposals
In accordance with our bylaws, if a stockholder intends to present a proposal at First Busey’s 2025 Annual Meeting, our Corporate Secretary must receive written notice of such matter in the form required by our bylaws no earlier than the close of business on January 22, 2025 and no later than the close of business on February 21, 2025.
Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for First Busey’s 2025 Annual Meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act (including Rule 14a-8 adopted thereunder) and the regulations promulgated thereunder.
Board Leadership Structure
Our board does not have a formal policy requiring the separation of the roles of Chairman of the board and Chief Executive Officer. It is our directors’ view that rather than having a rigid policy, the board, with the advice and assistance of the Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.
The positions of Chairman of the board and Chief Executive Officer are currently held by Mr. Dukeman. We believe this board leadership structure is the most appropriate at this time because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the board as a whole. Over his 37-year career at First Busey and Main Street Trust, Inc. prior to its merger with First Busey, Mr. Dukeman has developed extensive knowledge of, and deep experience in, First Busey and the banking industry more broadly. Moreover, the board believes that having Mr. Dukeman serve in both capacities is in the best interests of the Company and its stockholders because it enhances communication between the board and management and allows Mr. Dukeman to more effectively execute the Company’s strategic initiatives and business plans and to confront its challenges.
Because the Chairman of the board is not an independent director, our board of directors has a separate lead independent director. The position of lead independent director is currently filled by Mr. Bradshaw. The Nominating Committee reviews this appointment annually with the full board ratifying the committee’s selection. The lead independent director assists the board in assuring effective corporate governance. The duties and responsibilities of the lead independent director are as follows:
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act as a liaison on behalf of the independent directors with the Chairman of the board;

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preside at all meetings of the independent directors;

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consult with the Chairman of the board on the agendas and the schedules for meetings of the board;

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determine, in conjunction with the board, the need for, and have the ability to call and preside at, meetings of the independent directors; and

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perform such other duties and responsibilities as may be assigned to the lead independent director by the board.

Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition or risk-related behavior that may be affected by our compensation plans. Management is responsible for the day-to-day management of the risks First Busey faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. We also have a Chief Risk Officer, who is responsible for the coordination and oversight of the organization’s risk management processes. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Enterprise Risk Committee oversees the Company’s risk management strategies, policies, and practices related to the identification, assessment, monitoring and management of the Company’s risks. Further, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks and receives regular reports from the management team’s senior risk officers regarding comprehensive organizational risk as well as particular areas of concern. The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, the Chair of the Credit Committees of Busey Bank, the President of Credit and Bank Administration and loan review staff are separately responsible for overseeing our credit risk.
We believe that establishing the right “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing First Busey. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related matters and any other matters.
Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.
Code of Ethics
We have a code of ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The text of this code of ethics may be found on our website at busey.com/governance. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.
First Busey’s Commitment to Corporate Responsibility and Impact
With a strong and unwavering commitment to our Pillars — associates, customers, communities and shareholders, First Busey has continued to prioritize putting our values into action, featuring enterprise-wide efforts in our 2023 Busey Impact Report — set to be published in 2024 (the “Impact Report”). This publication will address such topics as ethics and governance, diversity and inclusion, social responsibility and environmental sustainability, focusing on First Busey’s dedication to associates, customers and the vibrant communities we serve.
First Busey’s corporate responsibility and impact work builds on a legacy of purposeful action, civic responsibility and positive impacts.

As First Busey continues to prioritize efforts across the organization, highlights of our work-to-date include:
Environmental Commitment
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Providing board-level oversight of environmental, social and governance matters through the Nominating Committee, First Busey utilizes a common-sense and triple bottom line approach to environmental sustainability and stewardship — the convergence of economic, social and environmental factors.

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Utilizing sustainable practices reduces the operating costs for First Busey, improving profitability and allowing for investment in more ecological practices, while providing a better environment for associates and leading to cleaner air, cleaner water and reduced energy usage in our communities.

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Through its robust Corporate Sustainability Program, in 2023 First Busey recycled over 35,000 pounds of waste and conserved over 125,000 gallons of water.

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Since our certification as an Illinois Green Business in 2012, First Busey has partnered with the Illinois Green Business Association on events related to sustainability where we have spoken about the practices First Busey has put into place, such as retrofit financing, renewable energy, smart grid technology and alternative energy.

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Although financial services are by nature a low carbon-intensive industry, First Busey participated in several climate change initiatives including:

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An energy efficiency program that reduced building electricity usage by 5% and gas usage by 8% in 2023 over 2022, avoiding over 1000 tons of carbon emissions since 2019.

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Installing solar panel systems at 11 First Busey facilities, generating over 1.3 million kWh of energy since 2019.

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Providing over $7 million in green financing in 2023, including energy efficiency improvements, historic preservation and solar development.

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Committing to invest $2.75 million to rehabilitate a vacant 5-story nearly 100 year old building, reducing the need for construction of new buildings and the consumption of land, energy, materials and financial resources that they require.

Social Commitment
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First Busey associates have given their time and resources to hundreds of community organizations — supporting the critical needs of each community through scholarships, youth programs, court advocacy, food security, shelter initiatives and more. In 2023, First Busey associates generously gave nearly 16,000 hours of their time to hundreds of community organizations.

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Through a variety of philanthropic efforts, including many associate-driven initiatives, First Busey’s annual charitable donations total over $1.5 million.

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First Busey is committed to attracting and retaining talent across a variety of backgrounds and experiences, engaging in robust diverse recruitment efforts, diversity, inclusion and belonging training, engagement programs for associates and leadership programs with ongoing training to support these values and initiatives. As of December 31, 2023, 40% of mid-level leadership and 44% of executive leadership are women.

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First Busey boasts a high level of associate engagement, scoring a 4.31 (out of 5) in 2023 based on 12 critical measures of engagement. This is a 0.03 increase from 2022’s score of 4.28. First Busey has more than 1,500 associates with an average tenure of over 7 years and over 200 internal promotions in 2023 alone.

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First Busey serves over 200,000 individuals as One Busey, operating multiple business lines to bring a suite of impact opportunities to each customer. In 2023, Busey Bank earned a Net Promoter Score® (NPS) of 56.5, significantly above the financial services industry benchmark of 23.5. This is a record-high annual NPS score for Busey Bank.

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With nearly 60 banking centers, nationwide ATM coverage and a suite of digital banking capabilities, Busey Bank received a 2023 record-high Customer Satisfaction Score of 9.4 out of 10, up from 9.3 in 2022.

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For over 150 years, First Busey has helped identify and bridge the needs of neighbors, working together in the communities we serve to revitalize low- and moderate- income (LMI) neighborhoods. Through our team of ten Community Banking Officers — four of whom are bilingual — First Busey is committed to the fair treatment of all our customers and maintains high standards of corporate responsibility by providing consistent, objective and unbiased treatment to all.

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New in 2023, Busey’s Bridge Checking program is an affordable option with digital banking designed to give access and peace of mind to our communities. Busey’s Bridge Checking is BankOn certified and provides a second opportunity for a checking account to those previously denied or unbanked. The BankOn Program ensures every resident has access to affordable financial products and services, and Busey is proud to support this effort.

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In 2023, First Busey invested over $25 million in Community Reinvestment Act (CRA)-qualified commitments including low-income and affordable housing, community rehabilitation and historic projects, multiple Minority Depository Institutions and public school revitalization.

Governance Commitment
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First Busey’s leadership, including the board of directors and the executive team, is comprised of leaders with diverse backgrounds and expertise.

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First Busey adheres to a stringent code of ethics and sets forth standards that all executives, directors and officers are expected to follow.

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Strong corporate governance is a top priority, supported in part by the following features:

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The vast majority of directors are independent, with varying experiences and backgrounds.

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Robust internal audit procedures, reporting directly to the Audit Committee.

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Annual organizational business continuity and cybersecurity planning.

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Enterprise risk metrics connected with conservative business strategy and risk profile.

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Strong data privacy and information security policies, including data security oversight, associate training, and proactive privacy and security efforts.

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Confidential and independent whistleblower hotline.

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Strong inside ownership with over 7% of First Busey common stock beneficially owned by directors and insiders.

First Busey is grateful to serve the unique and diverse financial needs of our communities and is committed to purposeful, sustained economic, social and environmental practices today, and into the future.
To view the full Busey Impact Report once it has been published, visit busey.com/impact.

DIRECTOR COMPENSATION
In general, director compensation for non-employee directors who served on the board during 2023 included a cash retainer and share-based compensation in the form of deferred stock units (“DSUs”). DSUs are subject to the same terms as restricted stock units (“RSUs”), except that, following vesting, settlement is deferred and occurs within 30 days following the earlier of separation from the board or a change in control of First Busey.
Based on the Compensation Committee’s review of director compensation in 2023, effective March 2023, the dollar value of the annual DSU grant for non-employee directors was increased from $63,000 to $69,500, and the annual cash retainer for directors serving on the Director’s Loan Committee was increased from $7,500 to $10,000. In addition, the Vice Chairman and the lead independent director each receive an annual cash retainer of  $12,500, non-chair directors each receive an annual cash retainer of  $6,000 for each committee served on, and Committee chairs receive an annual cash retainer of $15,000 (in the case of the Audit Committee) and $12,500 (in the case of the Compensation Committee, the Nominating Committee and the Enterprise Risk Committee).
Total fees for service on the board and board committees are reflected in the table below. Each of the non-employee directors also received 3,400 DSUs. All of such DSUs vest on the first anniversary of the grant date.
Name(1)	Fees Earned and Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Samuel P. Banks	$54,000	$69,500	—	$123,500
George Barr	$54,000	$69,500	—	$123,500
Stanley J. Bradshaw	$73,000	$69,500	—	$142,500
Michael D. Cassens	$62,050	$69,500	—	$131,550
Karen M. Jensen	$54,000	$69,500	—	$123,500
Frederic L. Kenney	$72,375	$69,500	—	$141,875
Stephen V. King	$60,500	$69,500	—	$130,000
Gregory B. Lykins	$63,875	$69,500	—	$133,375
Cassandra R. Sanford	$54,000	$69,500	—	$123,500

(1)
As our Chairman and Chief Executive Officer, Mr. Dukeman receives no additional compensation for service on the board of directors. His compensation is included in the “Compensation of Named Executive Officers” section of this proxy statement.

(2)
The amounts set forth in the “Stock Awards” column reflect the grant date fair value of DSUs granted during 2023 valued in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock. The assumptions used in calculating these amounts are set forth in Note 14 to our audited financial statements for our fiscal year ended December 31, 2023.

(3)
The aggregate number of DSUs not vested at December 31, 2023 for each director was as follows:

Samuel P. Banks — 3,400 DSUs.
George Barr — 3,400 DSUs.
Stanley J. Bradshaw — 3,400 DSUs.
Michael D. Cassens — 3,400 DSUs.
Karen M. Jensen — 3,400 DSUs.
Frederic L. Kenney — 3,400 DSUs.
Stephen V. King — 3,400 DSUs.
Gregory B. Lykins — 3,400 DSUs.
Cassandra R. Sanford — 3,400 DSUs.

REPORT OF THE AUDIT COMMITTEE
In accordance with its written charter adopted by the board, the Audit Committee is responsible for: (a) the oversight of the quality and integrity of our accounting, auditing and financial reporting practices; (b) the oversight of our internal auditors and independent registered public accounting firm; (c) the resolution of disagreements between management and our independent registered public accounting firm regarding financial reporting; and (d) the determination of the independence of our independent registered public accounting firm. During 2023, the Audit Committee met six times. At a meeting in February 2024, which included management and our independent registered public accounting firm, the Audit Committee approved our audited financial statements for the year ended December 31, 2023, which were filed with the Securities and Exchange Commission on February 23, 2024.
In discharging its oversight responsibility as to the audit process for the fiscal year ended December 31, 2023, the Audit Committee obtained from our independent registered public accounting firm a formal written statement describing all relationships between our independent registered public accounting firm and First Busey that might bear on our independent registered public accounting firm’s independence as required by the Public Company Accounting Oversight Board (“PCAOB”), discussed with our independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to our independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and our independent registered public accounting firm the quality and adequacy of First Busey’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.
The Audit Committee discussed and reviewed with our independent registered public accounting firm all communications required to be discussed in accordance with the applicable requirements of the PCAOB and the Securities and Exchange Commission, and has received the written disclosures and the letter from our independent registered public accounting firm in accordance with applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communication with the Audit Committee concerning independence. Based on the review and discussions with management and our independent registered public accounting firm, the Audit Committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Audit Committee:
Frederic L. Kenney (Chair and Financial Expert)
Samuel P. Banks
George Barr
Michael D. Cassens
Cassandra R. Sanford

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 25, 2024, by all directors and director nominees, by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each NEO and by all directors and current executive officers as a group.
The number of shares beneficially owned by each director, director nominee, 5% stockholder or NEO is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole and/or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 25, 2024, through the exercise of any option or other right.
Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or minor children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest.
In 2014, our board of directors adopted a policy which generally prohibits our directors and officers from hedging their economic interests in our securities or, without the prior approval of the Nominating Committee, pledging shares of our common stock as security for lending relationships. In 2023, the Nominating Committee did not approve any new pledging requests. Exempt from this policy, however, are shares which were already pledged as security at the time of the policy’s adoption. Shares pledged pursuant to this policy are noted in the footnotes to the table below.
	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Outstanding Shares
Board of Directors:
Samuel P. Banks(1)	27,744	*
George Barr(2)	233,357	*
Stanley J. Bradshaw(3)	425,219	*
Michael D. Cassens(4)	142,104	*
Van A. Dukeman(5)	428,477	*
Karen M. Jensen(6)	50,711	*
Frederic L. Kenney(7)	187,420	*
Stephen V. King(8)	192,552	*
Gregory B. Lykins(9)	1,829,143	3.3%
Cassandra R. Sanford(10)	13,452	*
Other Named Executive Officers:
Jeffrey D. Jones(11)	96,614	*
Amy L. Randolph(12)	106,857	*
John J. Powers(13)	129,644	*
Monica L. Bowe(14)	49,773	*
Robin N. Elliott	108,491
All Directors and Current Executive Officers as a Group (15 Persons)	3,922,062	7.1%

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Outstanding Shares
Other Beneficial Owners of More than 5% of Our Common Stock:
BlackRock, Inc.(15) 55 East 52nd Street New York, NY 10055	4,663,932	8.4%
Dimensional Fund Advisors LP(16) 6300 Bee Cave Road, Building One Austin, TX 78746	3,278,444	5.9%
The Vanguard Group(17) 100 Vanguard Blvd. Malvern, PA 19355	2,943,012	5.3%

*
Less than one percent.

(1)
Includes 17,208 shares issuable at the termination of the director’s service pursuant to DSUs.

(2)
Includes 79,603 shares owned by Mr. Barr’s spouse and 14,727 shares owned by The Barr Group Profit Sharing Plan for the benefit of Mr. Barr. Also includes 21,585 shares issuable at the termination of the director’s service pursuant to DSUs.

(3)
Includes 23,219 shares issuable at the termination of the director’s service pursuant to DSUs.

(4)
Includes 18,126 shares issuable at the termination of the director’s service pursuant to DSUs.

(5)
Includes 2,201 shares owned by Mr. Dukeman’s spouse. Also includes 68,097 shares pledged as security pursuant to certain lending arrangements. Also includes 180,107 restricted stock units.

(6)
Includes 17,161 shares issuable at the termination of the director’s service pursuant to DSUs.

(7)
Includes 15,090 shares owned by Mr. Kenney’s spouse. Also includes 145,271 shares owned by Mr. Kenney’s immediate family over which Mr. Kenney has voting power. Also includes 22,765 shares issuable at the termination of the director’s service pursuant to DSUs.

(8)
Includes 27,061 shares issuable at the termination of the director’s service pursuant to DSUs.

(9)
Includes 448,722 shares held in the August C.F. Meyer Exempt TRU/A August C. Meyer Jr. 2001 Trust, for which Mr. Lykins serves as trustee and has sole voting and investment power and 1,094,935 shares held in the Elisabeth M. Kimmel Exempt TRU/A August C. Meyer Jr. 2001 Trust, for which Mr. Lykins serves as trustee and has sole voting and investment power. Also includes 153,099 shares owned by Mr. Lykins’ spouse and 188,332 shares (which includes the 150,000 shares owned by Mr. Lykins’ spouse) pledged as security pursuant to certain lending arrangements. Also includes 15,429 shares issuable at the termination of the director’s service pursuant to DSUs.

(10)
Includes 8,452 shares issuable at the termination of the director’s service pursuant to DSUs.

(11)
Includes 600 shares owned by Mr. Jones’ spouse and 74,348 restricted stock units.

(12)
Includes 80,655 restricted stock units.

(13)
Includes 63,883 restricted stock units.

(14)
Includes 43,149 restricted stock units.

(15)
Shares as reported on a Schedule 13G/A filed on January 25, 2024.

(16)
Shares as reported on a Schedule 13G/A filed on February 9, 2024.

(17)
Shares as reported on a Schedule 13G/A filed on February 13, 2024.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. We believe that our executive officers, directors and 10% stockholders timely filed reports required to be filed under Section 16(a), except for one late filing on Form 4 filed by Stanley J. Bradshaw relating to two purchases of First Busey common stock, one late filing on Form 4 filed by Monica L. Bowe relating to the withholding of shares for taxes in connection with the vesting of RSUs, and one late filing for each of Van A. Dukeman, Jeffrey D. Jones, Amy L. Randolph, John J. Powers and Monica L. Bowe with respect to the vesting of PSUs.
In making the foregoing statements, we have relied solely upon the written representations of our directors, executive officers and 10% stockholders and reports filed with the Securities and Exchange Commission.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion & Analysis (“CD&A”) describes our compensation philosophy and policies for 2023 as applicable to our NEOs, as defined under Securities and Exchange Commission rules, who are listed below. This CD&A explains the structure and rationale associated with each material element of the total compensation of our NEOs, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following this CD&A.
Name	Position (as of the end of fiscal 2023)
Van A. Dukeman	Chairman and Chief Executive Officer
Jeffrey D. Jones	Executive Vice President, Chief Financial Officer
Amy L. Randolph	Executive Vice President, Chief Operating Officer
John J. Powers	Executive Vice President, General Counsel
Monica L. Bowe	Executive Vice President, Chief Risk Officer
Robin N. Elliott(1)	Former President & Chief Executive Officer, Busey Bank; Former President & Chief Executive Officer, FirsTech, Inc.(1)

(1)
As previously disclosed on a Form 8-K Current Report filed on October 24, 2023, Mr. Elliott resigned from his positions, effective October 23, 2023, and transitioned to a consultative role until December 31, 2023, when his employment ended.

2023 Business Highlights
First Busey remains committed to balance sheet strength, profitability and growth, in that order. First Busey continues to navigate the current economic environment effectively and prudently and resolute in its focus on serving our customers, communities and associates while protecting our balance sheet. First Busey’s financial strength is built on a long-term conservative operating approach. There is no current expectation that such focus will change going forward.
On November 27, 2023, First Busey announced the signing of a definitive agreement with Merchants and Manufactures Bank Corporation (“M&M”), pursuant to which Busey will acquire M&M and its wholly-owned subsidiary, Merchants and Manufacturers Bank

(“M&M Bank”), through a merger transaction. This partnership will add M&M Bank’s Life Equity Loan® products to Busey Bank’s existing suite of services, and expand First Busey’s presence in the Chicago Metropolitan Statistical Area.
Net income for the full year 2023 was $122.6 million, or $2.18 per diluted common share. During 2023, First Busey incurred $4.3 million in pre-tax non-recurring expenses relating to acquisitions and other restructuring costs. Adjusted net income(1) for the full year of 2023 was $126.0 million, or $2.24 per diluted common share. The year featured tighter monetary policy and persistent inflation that put increased pressures on consumers and businesses. Additionally, ongoing geopolitical tensions fueled market volatility and economic uncertainty across most industries, including banking and financial services. Throughout, First Busey’s management team remained disciplined in its focus on capital, credit quality and efficiency to produce continued solid returns for our stockholders.
•
Capital Management Strategies — First Busey’s strong capital levels, coupled with its earnings, have allowed us to provide a steady return to stockholders through dividends. First Busey increased its quarterly dividend to $0.24 during 2023 compared to $0.23 during 2022 and continued an uninterrupted history of paying dividends to common stockholders since the bank holding company was organized in 1980. During 2023, First Busey repurchased 227,935 shares of common stock at a weighted average price per share of  $19.67. At December 31, 2023, First Busey had 1,919,275 shares that may still be purchased under its stock repurchase program. As of December 31, 2023, First Busey remained well-capitalized, exceeding regulatory standards with a Tier 1 Capital Ratio of 13.93%, Common Equity Tier 1 Capital Ratio of 13.09%, Leverage Ratio of 10.08%, and Total Risk-Based Capital Ratio of 17.44%. Our tangible book value per common share(1) was $16.62 at December 31, 2023, compared to $14.14 at December 31, 2022.

•
Credit Quality — Credit quality remains strong by both our historical and current industry trends. Our nonperforming loans were $7.8 million and $15.7 million at December 31, 2023 and December 31, 2022, respectively. Non-performing loans as a percentage of total portfolio loans were 0.10% and 0.20% at December 31, 2023 and December 31, 2022, respectively. Additionally, allowance for credit losses as a percentage of nonperforming loans was 1,174% and 582% at December 31, 2023 and December 31, 2022, respectively. Net charge-offs as a percentage of average loans were 0.03% and 0.01% at December 31, 2023 and December 31, 2022, respectively.

•
Efficiency Initiatives(1) — The efficiency ratio for the year ended December 31, 2023 was 61.65% compared to 59.89% for the year ended December 31, 2022. Expenses have been influenced by acquisition expenses and other restructuring costs and the adjusted efficiency ratio was 60.68% and 58.89% for the years ending December 31, 2023 and December 31, 2022, respectively. First Busey remains focused on expense discipline. We have effectively managed our noninterest expense during a time of decades-high inflation, and have been purposeful in our efforts to rationalize our expense base given our economic outlook and our view on the future of banking.

•
Growth in Fee Income Businesses(1) — Maintaining a diversified revenue stream continues to be a focus for First Busey. For the year ended December 31, 2023, FirsTech segment revenue was $22.8 million, an increase of  $1.0 million compared to the year ended December 31, 2022, or 4.7%. Results for 2023 marked a new record high reported annual revenue for FirsTech. For the year ended December 31, 2023, Wealth Management segment revenue was $57.8 million, an increase of $2.4 million compared to the year ended December 31, 2022, or 4.4%. On a consolidated basis, for the year ended December 31, 2023, noninterest income excluding net securities gains was 28.1% of total revenue, providing a complement to spread-based revenue from traditional banking activities.

(1)
For segment level financial information and for non-GAAP financial measures, see the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023.

As we reflect back on 2023 and look ahead to 2024, First Busey remains steadfast in our commitment to the customers and communities we serve. With our strong capital position, an attractive core funding base, a sound credit foundation, and an active growth plan, we are poised for growth in 2024 and beyond.
2023 Compensation Highlights
•
Base Salaries:   With the exception of our Chief Executive Officer, the Compensation Committee approved base salary increases for each of our NEOs effective February 26, 2023. These increases were made after considering input from Pearl Meyer & Partners, LLC (“Pearl Meyer”), our external independent compensation consultant, and First Busey’s senior management. Regarding our Chief Executive Officer’s base salary, while he did not participate in any discussions or deliberations respecting his own compensation, in making its decision to maintain his base salary at the prior year’s level, the Compensation Committee was aware of his strong preference that his base salary not be increased. Solely in the Compensation Committee’s discretion, after considering input from Pearl Meyer, the Compensation Committee decided not to increase the salary of the Chief Executive Officer. For more information regarding the Compensation Committee’s consideration of the views of our senior management in setting compensation, please see “Role of Executive Officers in Compensation Decisions” below.

•
Annual Cash Incentive Plan:   The Compensation Committee approved the formulation for the 2023 annual cash incentive plan, which was substantially similar to the 2022 annual cash incentive plan, except that the 2023 incentive plan provided for interpolation of the Non-Bank Revenue metric.

•
Equity Incentive Compensation:   The Compensation Committee granted equity awards of RSUs and PSUs in the same percentage portions as the 2022 grants, with 50% consisting of RSUs and 50% consisting of PSUs, and approved performance measures with respect to PSUs that were substantially similar to the performance measures with respect to the 2022 PSU grants.

2024 Compensation Highlights
•
Base Salaries:   The Compensation Committee approved base salary increases for each of our remaining NEOs effective February 25, 2024. These increases were made after considering input from Pearl Meyer, our external independent compensation consultant, and First Busey’s senior management, except with respect to the Chief Executive Officer, whose salary was determined without input from First Busey’s senior management and solely in the Compensation Committee’s discretion after considering input from Pearl Meyer. The Chief Executive’s salary was last increased in 2022. For more information regarding the Compensation Committee’s consideration of the views of our senior management in setting compensation, please see “Role of Executive Officers in Compensation Decisions” below.

•
Annual Cash Incentive Plan:   The Compensation Committee approved the formulation for the 2024 annual cash incentive plan, which was substantially similar to the 2023 annual cash incentive plan, except that the Compensation Committee made the following changes to the metrics to ensure that the 2024 annual cash incentive plan reinforces current corporate priorities: (a) a change to the Asset Quality Ratio target range from 45-54.99% to 50-59.99%; (b) an increase in the Core Earnings Per Share weighting from 35% to 40%; and (c) a decrease in the Non-Bank Revenue weighting from 30% to 25%.

•
Equity Incentive Compensation:   The Compensation Committee granted equity awards of RSUs and PSUs in the same percentage portions as the 2023 grants, with 50% consisting of RSUs and 50% consisting of PSUs, and approved performance measures with respect to PSUs that were substantially similar to the performance measures with respect to the 2023 PSU grants.
Components of Total Compensation
The Compensation Committee believes executive compensation packages provided by First Busey to its executives, including our NEOs, should include both cash and equity compensation opportunities that reward performance as measured against established corporate and personal goals. By dividing compensation opportunities between cash and equity, the Compensation Committee intends to incentivize executives by rewarding them for performance that results in both short-term and long-term improvements in stockholder value. Each compensation element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by our compensation peers, appropriately performance-based, and valued by First Busey’s executives.
Compensation Element	Form	Purpose
Base Salary	Cash	Base Salary, which is reviewed annually, is intended to offer each executive security through consistent compensation at market levels of pay based on the executive’s responsibilities, experience, and historic performance and allow First Busey to maintain a stable management team.
Annual Cash Incentives	Cash	Annual Cash Incentives motivate our executives through performance-based pay to achieve First Busey key priorities including asset quality, profitability, and customer satisfaction. Payouts are determined by corporate and individual performance.
Equity Awards	PSUs	PSUs, which are RSUs that will vest only to the extent specific objectives or relative financial, stock price or other goals are met, incentivize our executives to achieve objectives and goals that are considered important to First Busey’s overall success.
Equity Awards	RSUs	RSUs link the interests of our executives to stockholders by tying a portion of our executives’ compensation to the long-term value of First Busey’s stock and also serve as a valuable retention tool.
Benefits & Perquisites		Participation in all-employee plans helps meet each executive’s health, welfare and retirement needs.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2023:

What We Do
✓ Heavy emphasis on variable (“at-risk”) compensation
✓ Annual incentives based on objective measures
✓ Clawback policy
✓ Stock ownership guidelines, including stock ownership policy and insider trading policy
✓ Independent compensation consultant
✓ Equity awards with performance objectives
✓ Equity awards with objectives based on relative performance
What We Don’t Do
X No significant perquisites
X No cash dividends on unvested shares
X No option backdating or repricing
X No hedging of shares
X No guaranteed annual bonuses for NEOs
Prior Year’s Say-on-Pay Proposal
At First Busey’s 2023 Annual Meeting, the non-binding, advisory proposal to approve the compensation of certain executive officers received the approval of approximately 92% of the shares having voting power and present at the meeting. First Busey, the board and the Compensation Committee pay careful attention to communications received from stockholders regarding executive compensation, including the say-on-pay vote and believe that the say-on-pay vote reflects our stockholders’ support of our compensation philosophy and the manner in which we compensate our NEOs.
Compensation Philosophy and Objectives
We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with our stockholders. We believe that the most effective compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by First Busey and that aligns executives’ interests with those of our stockholders by rewarding performance consistent with established goals, with the ultimate objective of improving stockholder value.
The Compensation Committee has worked with our management to design compensation programs that encourage high performance, promote accountability and ensure that employee interests are aligned with the interests of our stockholders. Additionally, the Compensation Committee evaluates both performance and compensation to ensure that compensation provided to executives remains competitive relative to the compensation paid to similarly situated executives of our compensation peers and that we maintain our ability to attract and retain superior employees in key positions in the markets we serve. The primary objectives of our executive compensation policies are:
•
to provide market-based compensation that attracts, retains, and motivates highly-qualified executives;

•
to reward executives based upon our financial performance at levels competitive with compensation peers;

•
to provide incentives for executive officers to work toward targeted successful annual results and strategic objectives;

•
to create opportunities and incentives for our executive officers to be long-term stockholders;

•
to align executive compensation with increases in stockholder value, as measured by favorable long-term results and continued strengthening of First Busey’s financial condition;

•
to provide flexibility to recognize, differentiate and reward individual performance; and

•
to identify and prudently manage risks associated with our compensation programs.

Pay Mix.   The main elements of our compensation program are base salary, short-term incentives in the form of annual cash bonuses, and long-term equity incentive awards, all of which we refer to as total direct compensation. In setting the appropriate level of target total direct compensation, the Compensation Committee seeks to establish each compensation element at a level that is competitive and will attract, retain and motivate top talent, while keeping the overall compensation levels aligned with stockholder interests and job responsibilities. As illustrated below, the majority of our Chief Executive Officer’s and NEOs’ total direct compensation opportunity is variable (“at-risk”). The graphs depict the mix of total target direct compensation (salary, actual bonus, and RSUs/PSUs at grant date fair value) set for our Chief Executive Officer and NEOs for 2023.

*
Performance-based subject to performance goal achievement.

Compensation Process
The Compensation Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our NEOs, including reviewing and approving compensation levels, evaluating the performance of our NEOs and considering senior management succession issues.
Each year, the Chief Executive Officer presents to the Compensation Committee the performance results for the previous year for it to consider in determining the appropriate aggregate and individual compensation levels for the current year. In conducting its review, the Compensation Committee considers quantitative performance results, achievement of individual qualitative goals, the overall need of the organization to attract, retain and motivate the executive team, the total cost of compensation programs, and market practices. The Compensation Committee also reviews comprehensive summaries that detail the executives’ total target and actual compensation for the year. The use of comprehensive summaries allows the Compensation Committee to have a complete understanding of the executives’ compensation and is valuable in the assessment of past and current compensation and how it relates to each executive’s duties and responsibilities. Generally, annual cash incentive awards are reviewed in the early months of each year after final financial results are available for the prior fiscal year. Additionally, the target metrics for the current year’s annual cash incentive awards are set and approved in conjunction with the budgeting process in the same time frame.
Base salary adjustments and equity awards are made in the first quarter of the year in order to align all compensation decisions in connection with the Compensation Committee’s review of final financial results for the prior fiscal year. Changes made to our NEO salary levels are shown below on pages 35 and 38.
Approval of grants of equity awards for any newly-hired or promoted executives during the course of the year occurs at the Compensation Committee meeting following the hiring or promotion. We granted RSUs and PSUs to our NEOs during March 2024.
Role of Compensation Consultants.   The Compensation Committee periodically engages outside independent consultants to assist it in fulfilling its responsibilities and duties. During 2023, the Compensation Committee utilized Pearl Meyer to help review and adjust First Busey’s executive compensation practices, market trends, the equity plans of the Company, and other ad hoc support. Prior to retaining Pearl Meyer, the Compensation Committee reviewed Pearl Meyer’s independence in accordance with the committee’s charter and applicable Nasdaq rules, and determined that there were no conflicts of interest that would impair its independence.
Role of Executive Officers in Compensation Decisions.   The Compensation Committee is responsible for all compensation decisions affecting our NEOs. Our Chief Executive Officer annually reviews with the Compensation Committee the performance of each other NEO. This review is generally based on each executive’s individual performance and contribution toward our performance during the year. Based on these reviews, the Chief Executive Officer recommends adjustments to base salaries, annual cash incentives and equity award amounts. The Compensation Committee takes the Chief Executive Officer’s reviews and recommendations under advisement and may exercise discretion to modify any recommended adjustments or awards to executives. The Chief Executive Officer does not participate in or make recommendations with respect to his own compensation and is not present during such discussions or determinations. In addition, the Compensation Committee oversees the Board’s review of the performance of the Chief Executive Officer. As with the reviews of all other NEOs, this review is based on the Chief Executive Officer’s individual performance and contribution toward our performance during the year. Based on the review, the Compensation Committee determines, in its sole discretion, whether to make adjustments to the base salary, annual cash incentive and equity award amount for the Chief Executive Officer. The decisions of the Compensation Committee for equity grants are then recommended to the full board for ratification.
Peer Comparison.   When establishing compensation in March 2023, the Compensation Committee reviewed the benchmarking of executive pay based on the Company’s updated compensation peer group (the “Peer Group”). Effective March 2023, the Peer Group was updated as set forth below. The Peer Group includes the following 23 publicly-traded financial companies with similar asset sizes that provide banking and related services in market areas comparable to those of First Busey:
1st Source Corporation (SRCE)	BancFirst Corporation (BANF)	Community Bank System, Inc. (CBU)
Enterprise Financial Services Corp (EFSC)	FB Financial Corporation (FBK)	First Bancorp (FBNC)
First Commonwealth Financial Corporation (FCF)	First Financial Bancorp (FFBC)	First Merchants Corporation (FRME)
Heartland Financial USA, Inc. (HTLF)	Home BancShares, Inc. (HOMB)	National Bank Holdings Corporation (NBHC)

NBT Bancorp Inc. (NBTB)	Nicolet Bancshares, Inc. (NIC)	Northwest Bancshares, Inc. (NWBI)
Origin Bancorp, Inc. (OBK)	Park National Corporation (PRK)	Renasant Corporation (RNST)
S&T Bancorp, Inc. (STBA)	Seacoast Banking Corporation of Florida (SBCF)	ServisFirst Bancshares, Inc. (SFBS)
Trustmark Corporation (TRMK)	WesBanco, Inc. (WSBC)
Effective March 2024, the Compensation Committee reviewed the benchmarking of executive pay based on the Company’s revised compensation peer group and survey information. The 2024 peer companies include the following 24 publicly-traded financial companies with similar asset sizes that provide banking and related services in market areas comparable to those of First Busey:
1st Source Corporation (SRCE)	BancFirst Corporation (BANF)	Community Bank System, Inc. (CBU)
Enterprise Financial Services Corp (EFSC)	FB Financial Corporation (FBK)	First Bancorp (FBNC)
First Commonwealth Financial Corporation (FCF)	First Financial Bancorp (FFBC)	First Financial Banchshares (FFIN)
First Merchants Corporation (FRME)	Heartland Financial USA, Inc. (HTLF)	Home BancShares, Inc. (HOMB)
National Bank Holdings Corporation (NBHC)	NBT Bancorp Inc. (NBTB)	Nicolet Bancshares, Inc. (NIC)
Park National Corporation (PRK)	Peoples Bancorp, Inc. (PEBO)	QCR Holdings, Inc. (QCRH)
Renasant Corporation (RNST)	S&T Bancorp, Inc. (STBA)	Seacoast Banking Corporation of Florida (SBCF)
ServisFirst Bancshares, Inc. (SFBS)	Trustmark Corporation (TRMK)	WesBanco, Inc. (WSBC)
The Compensation Committee does not utilize any stated weighting of external market data with which to benchmark compensation levels of NEOs. Instead, the Compensation Committee evaluates the market data prepared by Pearl Meyer, along with the other factors listed in this CD&A, to determine the appropriate compensation levels of each of our NEOs.
Equity Incentive Compensation.   The Compensation Committee believes that equity compensation is an important and effective way of creating a long-term link between the compensation provided to officers and other key management personnel with stockholder value. Our equity compensation programs are also designed with various factors in mind, including supporting pay-for-performance, fostering employee stock ownership and focusing the management team on increasing value for our stockholders. In addition, the committee believes that equity compensation provides balance to the total direct compensation structure: the annual incentive program focuses on the achievement of year-to-year goals, while equity compensation creates incentives for increases in stockholder value over a longer term.
In recent years, we have granted RSUs and PSUs to our NEOs under our equity incentive plans. Our current equity incentive plan is the First Busey Corporation Amended 2020 Equity Incentive Plan (the “Amended 2020 Plan”). First Busey uses the Amended

2020 Plan to provide ownership opportunities of our common stock to our employees and directors, to provide additional incentive for them to promote the success of our business, and to attract and retain talented personnel. All of our employees and directors and those of our subsidiaries are eligible to receive awards under the Amended 2020 Plan.
The Amended 2020 Plan is administered by the Compensation Committee. Equity award determinations are made at its discretion and are generally presented to the full board for ratification. When making award decisions, the committee considers the factors described above, which is intended to support pay-for-performance and reward our employees and directors for increases in stockholder value, as well as the nature of the services rendered or to be rendered by the employee and the employee’s present and potential contributions to the success of First Busey.
2023 Compensation Determinations
Base Salaries.   Following its consideration of the base salary recommendations of First Busey’s senior management, except with respect to the base salary of our Chief Executive Officer, and Pearl Meyer’s comprehensive peer group compensation analysis, the Compensation Committee decided to increase base salaries in 2023 for each NEO as set forth below:
Executive Officer	2022 Salary	2023 Salary	% Change
Van A. Dukeman	$725,000	$725,000	0.0%
Jeffrey D. Jones	$430,000	$445,000	3.5%
Amy L. Randolph	$405,000	$420,000	3.7%
John J. Powers	$365,000	$375,000	2.7%
Monica L. Bowe	$325,000	$350,000	7.7%
Robin N. Elliott	$465,000	$480,000	3.2%
2023 Annual Cash Incentive Plan.   The Compensation Committee approved the formulation for the 2023 annual cash incentive plan, which was substantially similar to the 2022 annual cash incentive plan, except that the Non-Bank Revenue metric now provided for interpolation and new performance levels were established for the EPS and Non-Bank Revenue metrics. The weighting of the metrics for 2023 was as follows: Core Earnings Per Share (35%), Asset Quality Ratio relative to the Peer Group (25%), Non-Bank Revenue (30%), Net Promoter Score (3.4%), Gallup Engagement Score (3.3%), and Regulatory Ratings (3.3%).
The 2023 annual cash incentive plan provided that our Chief Executive Officer could receive 125% of his salary at target performance and all other NEOs could receive 100% of their salaries at target performance. The 2023 plan also provided for a maximum cash incentive opportunity of 150% of salary for the Chief Executive Officer and 125% of salary for the other NEOs for achievement of superior performance, and no cash incentive for below threshold performance (failure to exceed the threshold goal). The remaining structural elements of the Annual Cash Incentive Plan remained substantially similar to the 2022 plan.
Balance sheet strength, profitability, and growth are the mantras that guide our performance culture, and these considerations were central to the performance measures selected by the Compensation Committee. For 2023, the specific performance measures in the annual cash incentive plan for our Chief Executive Officer and other NEOs, and the percentage of their cash incentive opportunities attributable to each measure, are set forth in the table below. As noted above, the Compensation Committee chose these performance measures because it believed these metrics were the best measures for evaluating the respective contributions of the Chief Executive Officer and other NEOs to the overall business success of First Busey during 2023 from an operational and stockholder value perspective. Under the plan, each performance measure received a weighting between 3.3% and 35%, and the applicable weighting determined the potential payout for the performance ranges established for each measure. The plan further provided the Compensation Committee with the discretion to adjust the financial performance objectives or actual awards, if appropriate, to account for extraordinary events, individual performance, and for consistency with awards to be made to other executives.
Measure	Type	Threshold Goal	Below Target	Slightly Below Target	Target Goal	Above Target	Maximum Goal	Goal Weighting
Core Earnings Per Share(1)	Absolute	<$2.38	$2.38+	With Interpolation	$2.72	With Interpolation	$2.86+	35%
Asset Quality Ratio(2)	Relative Percent Rank	<25%	≥25% – 34.99%	≥35% – 44.99%	≥45% – 54.99%	≥55% – 74.99%	≥75%	25%
Non-Bank Revenue(3)	Absolute	<$77.6MM	$77.6MM+	With Interpolation	$83.8MM	With Interpolation	$89.8MM+	30%
Net Promoter Score(4)	Relative Percent Rank	<25%	≥25% – 34.99%	≥35% – 44.99%	≥45% – 54.99%	≥55% – 74.99%	≥75%	3.4%
Gallup Engagement Score(5)	Relative Percent Rank	<25%	≥25% – 34.99%	≥35% – 44.99%	≥45% – 54.99%	≥55% – 74.99%	≥75%	3.3%
Regulatory Ratings(6)	Absolute	—	—	—	—	—	—	3.3%
CEO Payout Opportunity		0%	50%	87.5%	125%	137.5%	150%
NEO Payout Opportunity		0%	50%	87.5%	100%	112.5%	125%

(1)
Metric with interpolation. Core operating performance less certain one-time charges (i.e. M&A) or other unique elements and excludes securities gains and losses. Core Earnings Per Share is the same as adjusted diluted earnings per share, a non-GAAP financial measure — see the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023.

(2)
Equals [(30-89 day past due loans plus 90+ day past due loans plus non-accrual loans plus other real estate owned), divided by total capital], compared to Peer Group.

(3)
Aggregate net revenue of Busey Wealth Management and FirsTech.

(4)
The Net Promoter Score is measured against the most recent results for the Company as of year-end against overall NPS scores provided by Qualtrics; excludes closed Busey Bank branches and/or newly acquired companies within the past 12 months.

(5)
The Gallup Engagement Score compares First Busey’s most recent annual results against Gallup’s total database for organizations with more than 1,000 employees; excludes newly-acquired companies for first 12 months.

(6)
The Regulatory Rating objectives were established at the date of plan approval and reflect First Busey’s CAMELS rating as well as supervisory actions.

For purposes of the relative performance measurement of Asset Quality Ratio, First Busey compared performance against the Peer Group described on pages 33 and 34. The performance period for each measure was for the twelve months ending December 31, 2023.
2023 Annual Cash Incentive Compensation Results.   Asset quality remains strong with $7.9 million in non-performing assets, an allowance to total portfolio loans of 0.10%, and an allowance to non-performing loan ratio of 1,173.75% as of December 31, 2023. Our capital ratios were very strong at both the holding company and Busey Bank levels with both entities exceeding our targets of 12% Total Capital and 8% Tier 1 Leverage Ratio. Our liquidity and risk profile remained very strong in 2023. We believe we did not stretch our liquidity or risk profiles to achieve our results for 2023. Actual results and the impact on the potential cash incentive payout are outlined below.

Measure	Type	Goal Weighting	Goal Achievement	CEO Multiplier	NEO Multiplier
Core Earnings Per Share	Absolute	35%	Below Threshold	0.0%	0.0%
Asset Quality Ratio	Relative Percent Rank	25%	Maximum	150.0%	125.0%
Non-Bank Revenue	Absolute	30%	Slightly Below Target	84.8%	73.2%
Net Promoter Score	Relative Percent Rank	3.4%	Maximum	150.0%	125.0%
Gallup Engagement Score	Relative Percent Rank	3.3%	Maximum	150.0%	125.0%
Regulatory Ratings	Absolute	3.3%	Above Target	137.5%	112.5%
Calculated Bonus as a % of Salary				77.5%	65.3%
Executive Officer	Base Salary	Calculated Bonus as a % of Salary	Cash Annual Incentive
Van A. Dukeman	$725,000	77.5%	$561,875
Jeffrey D. Jones	$445,000	65.3%	$290,585
Amy L. Randolph	$420,000	65.3%	$274,260
John J. Powers	$375,000	65.3%	$244,875
Monica L. Bowe	$350,000	65.3%	$228,550
Robin N. Elliott	$480,000	65.3%	$313,440
2023 Equity Incentive Compensation.   On March 21, 2023 the Compensation Committee recommended equity awards for each executive officer with 50% of the target award value consisting of PSUs, and 50% of the award value consisting of RSUs with a cliff vesting period of five (5) years, which the board of directors approved on March 22, 2023. The number of PSUs earned can vary between 0% and 50% to 160% of the target number of shares depending on the performance achieved. A portion of the PSUs may be earned based upon the Company’s three year average Core Return on average Tangible Common Equity and a portion of the PSUs may be earned based on the Company’s relative Total Stockholder Return (“TSR”) compared to the members of the S&P U.S. BMI Banks — Midwest Region as of March 22, 2023, that are still publicly reporting at the end of the performance period (excluding any financial institution that is the target of an announced acquisition at the end of the performance period), in both cases, measured cumulatively over the 36-month performance period beginning on January 1, 2023 and ending on December 31, 2025. The tables below outline the total equity awards and the individual award values.
Executive Officer	PSUs (50%)(1)	RSUs (50%)	Total (100%)
Van A. Dukeman	$425,000	$425,000	$850,000
Jeffrey D. Jones	$225,000	$225,000	$450,000
Amy L. Randolph	$187,500	$187,500	$375,000
John J. Powers	$150,000	$150,000	$300,000
Monica L. Bowe	$125,000	$125,000	$250,000
Robin N. Elliott(2)	$237,500	$237,500	$475,000

(1)
Amounts reflect target value of PSU awards based on grant date share price. Amounts realized upon vesting may increase or decrease based on future performance of First Busey.

(2)
In connection with Mr. Elliott’s resignation from his positions, Mr. Elliott forfeited all of his unvested RSUs and PSUs upon the end of his employment.

Of the total number of PSUs to be earned by each remaining participant at the end of the performance period, 50% will be based on the Company’s relative TSR as follows:
2023 – 2025 Relative Rank (Total Stockholder Return)	Payout* (% of Target Shares)
Less than 40th Percentile	0%
40th Percentile < 60th Percentile	50% – 100%
60th Percentile < 75th Percentile	100% – 160%
75th Percentile or Greater	160%

*
The number of PSUs earned is to be determined with interpolation.

Of the total number of PSUs to be earned by each remaining participant at the end of the performance period, 50% will be based on the Company’s three-year average of the Core Return on average Tangible Common Equity as follows:
2023 – 2025 (Core Return on average Tangible Common Equity)	Payout* (% of Target Shares)
Less than 11%	0%
11% – 11.99%	50%
12% – 12.99%	75%
13% – 13.99%	100%
14% – 14.99%	125%
15% or Greater	160%

*
The number of PSUs earned is to be determined without interpolation.

2024 Compensation Determinations
Base Salaries.   For more information regarding the Compensation Committee’s consideration of the views of our senior management in setting compensation, please see “Role of Executive Officers in Compensation Decisions” above. Following its consideration of the base salary recommendations of First Busey’s senior management and Pearl Meyer’s comprehensive peer group compensation analysis, except with respect to the Chief Executive Officer, whose salary was determined without input from First Busey’s senior management and solely in the Compensation Committee’s discretion after considering input from Pearl Meyer, the Compensation Committee decided to increase base salaries in 2024 for each of the remaining NEOs (the Chief Executive’s salary was last increased in 2022). The determined increases were due in part to the increased responsibilities of the remaining NEOs resulting from Mr. Elliott’s departure, and are set forth below:
Executive Officer	2023 Salary	2024 Salary	% Change
Van A. Dukeman	$725,000	$795,000	9.7%
Jeffrey D. Jones	$445,000	$495,000	11.2%
Amy L. Randolph	$420,000	$495,000	17.9%
John J. Powers	$375,000	$385,000	2.7%
Monica L. Bowe	$350,000	$385,000	10.0%
2024 Annual Cash Incentive Plan.   The Compensation Committee approved the formulation for the 2024 annual cash incentive plan, which was substantially similar to the 2023 annual cash incentive plan, except that the Compensation Committee made the following changes to the metrics to ensure that the 2024 annual cash incentive plan reinforces current corporate priorities: (a) a change to the Asset Quality Ratio target range from 45-54.99% to 50-59.99%; (b) an increase in the Core Earnings Per Share weighting from 35% to 40%; and (c) a decrease in the Non-Bank Revenue weighting from 30% to 25%.The annual cash incentive plan continues to provide that our Chief Executive Officer could receive 125% of his salary at target performance and all other NEOs could receive 100% of their salaries at target performance. The plan also continues to provide for a maximum cash incentive opportunity of 150% of salary for the Chief Executive Officer and 125% of salary for the other NEOs for achievement of superior performance, and no cash incentive for below threshold performance (failure to exceed the threshold goal).
2024 Equity Incentive Compensation.   On March 19, 2024 the Compensation Committee recommended equity awards for each remaining NEO with 50% of the target award value consisting of PSUs, and 50% of the award value consisting of RSUs, which the board of directors approved on March 20, 2024. The tables below outline the total equity awards and the individual award values.
Executive Officer	PSUs (50%)(1)	RSUs (50%)	Total (100%)
Van A. Dukeman	$475,000	$475,000	$950,000
Jeffrey D. Jones	$237,500	$237,500	$475,000
Amy L. Randolph	$237,500	$237,500	$475,000
John J. Powers	$175,000	$175,000	$350,000
Monica L. Bowe	$175,000	$175,000	$350,000

(1)
Amounts reflect target value of PSU awards based on grant date share price. Amounts realized upon vesting may increase or decrease based on future performance of First Busey.

Of the total number of PSUs to be earned by each participant at the end of the performance period, 50% will be based on the Company’s relative TSR as follows:
2024 – 2026 Relative Rank (Total Stockholder Return)	Payout* (% of Target Shares)
Less than 40th Percentile	0%
40th Percentile < 60th Percentile	50% – 100%
60th Percentile < 75th Percentile	100% – 160%
75th Percentile or Greater	160%

*
The number of PSUs earned is to be determined with interpolation.

Of the total number of PSUs to be earned by each participant at the end of the performance period, 50% will be based on the Company’s three-year average of the Core Return on average Tangible Common Equity as follows:
2024 – 2026 (Core Return on average Tangible Common Equity)	Payout* (% of Target Shares)
Less than 11%	0%
11% – 11.99%	50%
12% – 12.99%	75%
13% – 13.99%	100%
14% – 14.99%	125%
15% or Greater	160%

*
The number of PSUs earned is to be determined without interpolation.

Other Compensation and Benefits
2021 Employee Stock Purchase Plan.   First Busey adopted and stockholders approved the First Busey Corporation 2021 Employee Stock Purchase Plan effective March 24, 2021. The plan is generally available to all salaried employees and is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time (the “Internal Revenue Code”). The plan allows employees of First Busey and its subsidiaries to purchase shares of our common stock at a discounted purchase price. A participant’s after-tax deferrals are accumulated each quarter and used to purchase shares of our common stock. The purchase price is 85% of the lower of  (a) the fair market value on the first trading day of the calendar quarter or (b) the fair market value on the last trading day of the calendar quarter.
Benefits and Other Perquisites.   Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, disability and basic group life insurance coverage. We provide retirement benefits to all eligible full-time employees under the First Busey Corporation Profit Sharing Plan and Trust (the “401(k) Plan”). The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2023, may elect to participate in the 401(k) Plan on the same basis as all other employees. Each of our eligible employees participates in the profit-sharing element of the 401(k) Plan.
All NEOs are provided with death benefits under portable term life insurance policies. Premiums on the term life insurance policies are paid by First Busey on behalf of the covered employee, so long as they remain employed by First Busey.
First Busey’s health and wellness program, available to all employees including our NEOs, is designed to help employees make positive lifestyle changes. Employees receive points for participation in the program that are redeemed as monetary incentives in the form of wellness benefits as certain thresholds are met.
Change in Control Benefits.   Each of our remaining NEOs is a party to an employment agreement that provides for certain payments and benefits if his or her employment is terminated in connection with a change in control. In each instance, if an NEO’s employment is terminated by First Busey or the NEO resigns under certain circumstances in connection with a change in control of First Busey, the NEO is entitled to receive certain cash payments and other benefits. The purpose of these change-in-control protections is to attract and retain talented executives and to encourage them to pursue transactions that maximize stockholder value, even if their own employment may not be secure following such transaction. Additionally, we believe these agreements help provide for stability in our executive team in the event of a change in control. Further, pursuant to his employment agreement that has been in place since 2006, Mr. Dukeman is entitled to a tax gross-up that will offset, on an after-tax basis, any excise tax imposed on him under Section 4999 of the Internal Revenue Code, which applies to payments or benefits paid in connection with a change in control to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. No other First Busey employment agreement provides for a tax gross-up.
Regulatory Impact on Compensation
The Compensation Committee made many important decisions in 2023 affecting the compensation of our NEOs. These decisions were the result of many factors, including our financial performance as discussed throughout this CD&A. To more fully understand the decisions of the committee with respect to compensation during 2023 and into 2024, the committee believes it is beneficial to understand the changing regulatory context in which these decisions were made.

As a publicly-traded financial institution, First Busey must comply with multiple layers of regulations when considering and implementing compensation-related decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that First Busey and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.
Under the Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), published by the Federal Deposit Insurance Corporation (the “FDIC”) in 2015, excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid or noncash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity, and, as appropriate, comparable compensation practices at peer institutions. This framework also required First Busey to consider its overall financial condition.
In addition to the Safety and Soundness Standards, the committee considers the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”) issued jointly in 2010 by the FDIC, the Federal Reserve, the Officer of the Comptroller of the Currency, and the Office of Thrift Supervision. The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements balance risk and reward, are compatible with effective controls and risk management, and have the support of strong corporate governance.
In addition, the Compensation Committee, with the assistance of its advisors and First Busey’s management, continues to monitor the compensation-related rules and regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). First Busey maintains a clawback policy, as further described below. While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations.
The committee does note, however, that risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness Standards and the framework of the Joint Guidance. As such, the committee already adheres, in many respects, to rules and regulations under the Dodd-Frank Act.
In addition to the foregoing, as a publicly-traded corporation, First Busey is subject to the Securities and Exchange Commission’s rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the organization. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on First Busey.
The Compensation Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for First Busey’s NEOs includes a sensible, reasonable approach toward balancing risks and rewarding reasonable, but not necessarily easily attainable, goals. The committee periodically revisits the frameworks set forth in the Safety and Soundness Standards and the Joint Guidance, as both are effective parts of the Compensation Committee’s overall assessment of the balance between risk and reward in First Busey’s compensation arrangements. The committee believes First Busey has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.
Finally, when making decisions about executive compensation, in addition to the above, the Compensation Committee considers the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code, regarding the tax deductibility of certain compensation; Section 409A of the Internal Revenue Code, regarding nonqualified deferred compensation; and Sections 280G and 4999 of the Internal Revenue Code, regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control. In making decisions about executive compensation, the committee also considers how various elements of compensation will impact our financial results. For example, the committee considers the impact of FASB ASC Topic 718, which requires First Busey to recognize the compensation cost of grants of equity awards based upon their grant date fair value.
Compensation-Related Governance Policies
Stock Ownership Policy.   We believe that our NEOs and non-employee directors should have and maintain a significant equity interest in the Company. First Busey maintains a stock ownership policy for our directors and NEOs to promote a long-term perspective in managing First Busey, and to help align the interests of our stockholders, directors and top executives. Unexercised options and unearned PSUs are not counted toward stock ownership requirements, and there is a five (5) year ownership accumulation period. All of our NEOs and directors are currently in compliance with these guidelines:
Participant	Target ownership level
Directors	5x annual cash retainer fees
Chief Executive Officer	3x annual salary
All other NEOs	2x annual salary
Insider Trading Policy.   The Company has an insider trading policy that restricts open market transactions in Company stock beginning two weeks before the last day of the quarter end and ending two trading days after quarterly earnings have been made public. The insider trading policy was amended in December 2023 to reflect the Securities and Exchange Commission’s new rules regarding 10b5-1 trading plans.
Hedging and Pledging Policy.   The Company’s insider trading policy includes provisions that specifically prohibit our insiders from entering into hedging transactions involving the Company’s stock. To our knowledge, none of our officers or directors have entered into a hedging transaction involving Company stock in violation of this prohibition. The Company’s insider trading policy also prohibits an insider from pledging Company stock as collateral for a lending relationship without the prior approval of the Nominating Committee. Exempt from this policy are shares which were already pledged as security at the time of the policy’s adoption in 2014. To our knowledge, none of our officers or directors have pledged their Company stock in violation of this policy.
Clawback Policy.   First Busey maintains a clawback policy, which was amended in September 2023 to comply with Nasdaq Listing Rule 5608. As amended, such policy (a) obligates the Compensation Committee to recoup certain bonus or other incentive compensation paid to any NEO or other covered individual in the event of a restatement of First Busey’s financial statements filed with the Securities and Exchange Commission (a

“Restatement”) that is required pursuant to Securities and Exchange Commission or Nasdaq clawback rules (a “Dodd-Frank Restatement”), and (b) provides the Compensation Committee with authority to recoup such amounts in the event of any other Restatement or specified misconduct. The clawback policy applies to any incentive compensation (including any bonuses, incentive payments or equity compensation that is granted, vested or earned based upon specified financial metrics) paid to (i) with respect to a Dodd-Frank Restatement, the current and former executive officers of First Busey and its subsidiaries, and (ii) with respect to any other Restatement or specified misconduct, any NEO or incentive compensation plan participant.
Impact of Accounting and Tax Issues on Executive Compensation
In setting each individual executive’s compensation levels, we consider a variety of accounting and tax issues. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of  $1.0 million paid to a “covered employee” (the Chief Executive Officer, the Chief Financial Officer, and our next three highest paid executive officers whose compensation is required to be reported in the Summary Compensation Table). Any individual who is deemed a covered employee for tax years beginning after December 31, 2016, will continue to be a covered employee for all future periods. Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE REPORT
We have reviewed and discussed the foregoing CD&A with management. Based on our review and discussion with management, we have recommended to the board of directors that the CD&A be included in this proxy statement.
Submitted by:
The First Busey Corporation Executive Management Compensation and Succession Committee
Stephen V. King (Chair)
Stanley J. Bradshaw
Karen M. Jensen
Cassandra R. Sanford

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following tables quantify and discuss the compensation components provided to our NEOs. All tables should be read in conjunction with the CD&A above. The Summary Compensation Table should be read in conjunction with the footnotes and narrative that follow. Each of our NEOs is also a party to an employment agreement with First Busey, the material terms of which are described under “Potential Payments Upon Termination or Change in Control Disclosure.”
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs — which consist of  (a) our Chief Executive Officer, (b) Chief Financial Officer, (c) our three other most highly compensated executive officers, and (d) Mr. Elliott, who would have been reported under clause (c) above if he was still an executive officer at the end of 2023 — in 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Van A. Dukeman Chairman and Chief Executive Officer	2023	$725,000	—	$841,181	$561,875	$51,103	$2,179,159
	2022	$720,192	—	$857,155	$864,200	$52,920	$2,494,467
	2021	$694,231	—	$840,813	$542,500	$38,996	$2,116,540
Jeffrey D. Jones Chief Financial Officer	2023	$442,115	—	$445,329	$290,585	$27,475	$1,205,504
	2022	$429,039	—	$453,779	$437,310	$25,304	$1,345,432
	2021	$419,231	—	$445,131	$276,250	$23,826	$1,164,438
Amy L. Randolph Executive Vice President, Chief Operating Officer	2023	$417,115	—	$371,094	$274,260	$26,673	$1,089,142
	2022	$404,038	—	$378,149	$411,885	$24,923	$1,218,995
	2021	$394,231	—	$370,947	$260,000	$23,559	$1,048,737
John J. Powers Executive Vice President, General Counsel	2023	$373,077	—	$296,899	$244,875	$38,830	$953,681
	2022	$364,039	—	$302,519	$371,205	$36,376	$1,074,139
	2021	$357,692	—	$296,762	$234,000	$34,502	$922,956
Monica L. Bowe(4) Executive Vice President, Chief Risk Officer	2023	$345,192	—	$247,382	$228,550	$28,185	$849,309
Robin N. Elliott(5) Former President & Chief Executive Officer, Busey Bank; Former President & Chief Executive Officer, FirsTech, Inc.	2023	$477,115	—	$470,047	$313,440	$41,073	$1,301,675
	2022	$464,039	—	$479,006	$472,905	$35,025	$1,450,975
	2021	$457,692	—	$469,867	$299,000	$23,705	$1,250,264

(1)
Represents the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 14 to our audited financial statements for our fiscal year ended December 31, 2023. For 2023, each NEO’s amount includes PSUs with performance-vesting conditions. The amount attributable to a PSU represents its grant date fair value at target performance, the probable outcome of the performance conditions at the time of grant. In the event of maximum performance, the value of the PSU award is summarized in the table immediately below, see “Grants of Awards” table for other performance levels.
Name	Fair Value of 2023 PSU Award at Maximum Performance
Van A. Dukeman	$665,875
Jeffrey D. Jones	$352,520
Amy L. Randolph	$293,756
John J. Powers	$235,024
Monica L. Bowe	$195,827
Robin N. Elliott	$372,087(a)

(a)
Mr. Elliott forfeited all of his unvested PSUs upon the end of his employment.

(2)
Amounts reported for each year represent the amount of incentive compensation earned for such year and paid in the early part of the immediately following year. The material terms of the bonus are described in the “2023 Compensation Determinations — 2023 Annual Cash Incentive Compensation” section of the CD&A.

(3)
All other compensation for our NEOs during 2023 is summarized in the table immediately below.

Name	Life and Disability Insurance	Employer Contributions to Retirement Plans(a)	Wellness Benefits	Total All Other Compensation
Van A. Dukeman	$20,098	$22,930	$8,075	$51,103
Jeffrey D. Jones	$4,545	$22,930	—	$27,475
Amy L. Randolph	$3,743	$22,930	—	$26,673
John J. Powers	$15,900	$22,930	—	$38,830
Monica L. Bowe	$4,960	$22,930	$295	$28,185
Robin N. Elliott	$3,921	$22,930	$14,222	$41,073

(a)
Includes matching and profit-sharing contributions to the 401(k) Plan.

(4)
Ms. Bowe was not an NEO in 2021 or 2022.

(5)
Mr. Elliott forfeited all of his unvested RSUs and PSUs as of the end of his employment.

Grants of Awards
The following table sets forth information regarding grants of awards made to our NEOs during 2023 under First Busey’s cash incentive and equity plans.

Name	Type of Award(1)	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Van A. Dukeman	Annual Incentive	March 7, 2023	$362,500	$906,250	$1,087,500	—	—	—	—	—
	RSUs	March 22, 2023	—	—	—	—	—	—	20,793	$425,009
	PSUs	March 22, 2023	—	—	—	10,397	20,793	33,269	—	$416,172
Jeffrey D. Jones	Annual Incentive	March 7, 2023	$222,500	$445,000	$556,250	—	—	—	—	—
	RSUs	March 22, 2023	—	—	—	—	—	—	11,008	$225,004
	PSUs	March 22, 2023	—	—	—	5,504	11,008	17,613	—	$220,325
Amy L. Randolph	Annual Incentive	March 7, 2023	$210,000	$420,000	$525,000	—	—	—	—	—
	RSUs	March 22, 2023	—	—	—	—	—	—	9,173	$187,496
	PSUs	March 22, 2023	—	—	—	4,587	9,173	14,677	—	$183,598
John J. Powers	Annual Incentive	March 7, 2023	$187,500	$375,000	$468,750	—	—	—	—	—
	RSUs	March 22, 2023	—	—	—	—	—	—	7,339	$150,009
	PSUs	March 22, 2023	—	—	—	3,670	7,339	11,742	—	$146,890
Monica L. Bowe	Annual Incentive	March 7, 2023	$175,000	$350,000	$437,500	—	—	—	—	—
	RSUs	March 22, 2023	—	—	—	—	—	—	6,115	$124,991
	PSUs	March 22, 2023	—	—	—	3,058	6,115	9,784	—	$122,392
Robin N. Elliott(6)	Annual Incentive	March 7, 2023	$240,000	$480,000	$600,000	—	—	—	—	—
	RSUs	March 22, 2023	—	—	—	—	—	—	11,619	$237,492
	PSUs	March 22, 2023	—	—	—	5,810	11,619	18,590	—	$232,554

(1)
All grantees earn quarterly dividends on their respective RSUs and PSUs. As grantees do not have actual dividend rights until the shares are transferred in connection with the RSUs or PSUs, dividends earned are referred to as dividend equivalents. These dividend equivalents are accrued during the vesting period and are subject to the same vesting, payment and other terms and conditions as the original RSUs or PSUs to which they relate. Therefore, dividends earned each quarter compound based upon the updated share balances. Dividend equivalents are reinvested at the stock’s market price on the dividend payment date.

(2)
Amounts reflect the threshold, target and maximum opportunities under the 2023 annual cash incentive plan. The actual awards are disclosed in the Summary Compensation Table. For a participant to be eligible to receive any award, corporate performance must exceed a threshold level set forth in the “2023 Compensation Determinations — 2023 Annual Cash Incentive Compensation” section of the CD&A.

(3)
Awards vest as follows: 50% based on the percentile rank of TSR (including dividends) of First Busey during the performance period beginning January 1, 2023, and concluding on December 31, 2025, as compared to TSR (including dividends) of a predetermined comparison group during such period, and 50% based on the Core Return on average Tangible Common Equity of First Busey during the performance period beginning January 1, 2023, and concluding on December 31, 2025. The number of PSUs that each NEO may earn under the award is determined with interpolation for the TSR performance metric and without interpolation for the Core Return on average Tangible Common Equity performance metric.

(4)
Awards vest March 22, 2028 subject to the grantee’s continued service with First Busey.

(5)
Represents the aggregate grant date fair value of RSUs or PSUs granted on March 22, 2023, in accordance with FASB ASC Topic 718.

(6)
Mr. Elliott forfeited all of his unvested RSUs and PSUs as of the end of his employment.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the unvested stock awards held by our NEOs as of December 31, 2023. Market values are presented as of the end of 2023 for outstanding stock awards (based on the closing price of First Busey’s common stock of  $24.82 on the last business day of the year, December 29, 2023).
	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Van A. Dukeman	158,212	$3,926,822	43,959	$1,091,062
Jeffrey D. Jones	63,554	$1,577,410	23,272	$577,611
Amy L. Randolph	69,799	$1,732,411	19,394	$481,359
John J. Powers	55,838	$1,385,899	15,514	$385,057
Monica L. Bowe	35,308	$876,345	12,930	$320,923
Robin N. Elliott	—	—	—	—

(1)
All stock award grants reflected in this table represent RSUs and PSUs and accrued dividend equivalents that vest in accordance with the schedules set forth below subject to the participant’s continued service with First Busey, performance of the Company with respect to PSUs, and subject in all cases, to accelerated vesting as described below.

(2)
Vesting dates by NEO are as follows:

Van A. Dukeman — 38,170 RSUs on July 5, 2024; 51,650 RSUs on July 7, 2025; 29,050 RSUs on March 24, 2026; 17,772 RSUs on March 23, 2027; 20,443 PSUs on December 31,2024; 23,516 PSUs on December 31, 2025; and 21,570 RSUs on March 22, 2028.
Jeffrey D. Jones — 27,345 RSUs on July 7, 2025; 15,379 RSUs on March 24, 2026; 9,410 RSUs on March 23, 2027; 10,822 PSUs on December 31, 2024; 12,450 PSUs on December 31, 2025; and 11,420 RSUs on March 22, 2028.
Amy L. Randolph — 16,840 RSUs on July 5, 2024; 22,786 RSUs on July 7, 2025; 12,816 RSUs on March 24, 2026; 7,842 RSUs on March 23, 2027; 9,018 PSUs on December 31, 2024; 10,376 PSUs on December 31, 2025; and 9,515 RSUs on March 22, 2028.
John J. Powers — 13,471 RSUs on July 5, 2024; 18,229 RSUs on July 7, 2025; 10,253 RSUs on March 24, 2026; 6,272 RSUs on March 23, 2027; 7,215 PSUs on December 31, 2024; 8,299 PSUs on December 31, 2025; and 7,613 RSUs on March 22, 2028.
Monica L. Bowe — 15,191 RSUs on July 7, 2025; 8,545 RSUs on March 24, 2026; 5,228 RSUs on March 23, 2027; 6,012 PSUs on December 31, 2024; 6,918 PSUs on December 31, 2025; and 6,344 RSUs on March 22, 2028.
We grant equity awards to our NEOs under the Amended 2020 Plan. Under the Amended 2020 Plan, which was adopted by our board and approved by our stockholders on May 24, 2023, the Compensation Committee has discretion to issue a broad variety of awards, including nonqualified and incentive stock options, restricted stock, restricted stock units, stock appreciation rights and other stock and cash-based awards to directors, key employees, and other service providers. The Amended 2020 Plan was designed to assist First Busey in attracting, retaining and rewarding key employees and directors and align their interests with our stockholders. Traditionally, the committee has elected to grant only RSUs to our NEOs, but starting in 2020 the committee also elected to grant a portion of each NEO’s equity award in the form of PSUs. The Amended 2020 Plan reserved shares of common stock for issuance, in addition to unused shares under our prior equity plans. Award terms and conditions, as determined by the committee, are set forth in individual agreements with the participant. The Amended 2020 Plan also enables the committee to set specific performance criteria that must be met before an award will vest.
In general, unvested awards are forfeited upon a participant’s termination of employment. However, acceleration of vesting and exercise privileges may be permitted in accordance with the terms of the Amended 2020 Plan and the award agreements thereunder when a participant incurs a qualifying termination of employment following a change in control of First Busey, or when the participant’s employment terminates due to death, disability, or a qualifying retirement. Specifically, upon a participant’s termination without cause or resignation for good reason following a change in control, unvested RSUs and PSUs will vest in full, with PSUs vesting at the actual level of performance through the date of the change in control. Upon a participant’s termination due to death or disability, unvested RSUs and PSUs will vest in full, with PSUs vesting at the target level of performance.
Awards also may vest upon a participant’s retirement on or after attainment of age 62 with at least 10 years of qualifying service and specified written notice (“Retirement with Full Service”), or upon a participant’s retirement on or after attainment of age 62 with fewer than 10 years of qualifying service and specified written notice (“Retirement with Partial Service”). Upon a Retirement with Full Service, a participant’s unvested RSUs granted at least one year prior to the retirement date will vest in full, and a participant’s unvested PSUs granted at least one year prior to the retirement date remain eligible to vest at the end of the performance period based upon actual performance. Upon a Retirement with Partial Service, a pro rata number of a participant’s unvested RSUs granted at least one year prior to the retirement date will vest, based upon the number of months the participant was employed following the grant date, and a pro rata number of a participant’s unvested PSUs granted at least one year prior to the retirement date will vest at the end of the performance period, based upon actual performance and the number of months in the performance period during which the participant was employed. Outstanding RSU awards held by the NEOs and other participants under our legacy equity plan, the First Busey 2010 Equity Incentive Plan (the “2010 Plan”), are subject to forfeiture and accelerated vesting consistent with the above, except that upon a change in control of First Busey, unvested RSUs will vest in full.
Option Exercises and Stock Vested in 2023
Our NEOs did not exercise any stock options in 2023. RSU and PSU vesting information in 2023 by NEO is as follows:
Name	Number of Shares Vested (#)(1)	Value Realized on Vesting ($)(2)
Van A. Dukeman	35,589	$779,557
Jeffrey D. Jones	2,588	$64,234
Amy L. Randolph	12,709	$279,772
John J. Powers	11,318	$248,489
Monica L. Bowe	5,747	$142,942
Robin N. Elliott	16,463	$362,204

(1)
All vested stock awards reflected in this table include dividend equivalents earned during the vesting period.

(2)
Amounts reflect the value realized upon vesting of RSUs (other than for Monica L. Bowe) based on the closing price of First Busey’s common stock of  $21.44 on the August 1, 2023 vesting date, vesting of RSUs of Monica L. Bowe based on the closing price of First Busey’s common stock of  $24.89 on the February 3, 2023 vesting date and vesting of PSUs based on the closing price of First Busey’s common stock of  $24.82 on the last business day of the year, December 29, 2023, effective on the December 31, 2023 vesting date.

Potential Payments Upon Termination or Change in Control Disclosure
Each of Messrs. Dukeman, Jones and Powers and Ms. Randolph and Ms. Bowe has an employment agreement that provides for certain severance payments following certain termination events, including a termination in connection with a “change in control” of First Busey. Each of Messrs. Dukeman, Jones and Powers and Ms. Randolph and Ms. Bowe is subject to a confidentiality provision and a one-year noncompetition covenant following the termination of his or her respective employment. Messrs. Jones and Powers and Ms. Randolph and Ms. Bowe are also subject to a one-year non-solicitation covenant of employees and customers following a termination of employment. Payments due upon termination will be paid by First Busey in equal biweekly installments for a period of one year, unless the termination is in connection with a change in control, in which case Mr. Dukeman will be paid for a period of three years and the other NEOs will be paid in lump sum.
Mr. Dukeman’s agreement provides for one-year employment terms beginning each January 1 that automatically renew each year unless either Mr. Dukeman or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Dukeman’s employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit-sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans. Mr. Dukeman’s agreement provides that if he is terminated without cause, if he terminates his employment due to constructive discharge, or if his employment is terminated due to disability or death, he or his named beneficiary will receive an amount equal to the sum of his annual base salary plus the amount of his most recent performance bonus; and if such termination occurs prior to the end of the current agreement term, the value of contributions under First Busey’s retirement and employee benefit plans that would have been made through such term if he remained employed (the “Dukeman Severance Payment”). Mr. Dukeman will also be entitled to receive company-paid life, health and disability insurance for one year following the effective date of his termination. If the severance events described above occur within an 18-month period before a change in control of First Busey, Mr. Dukeman will also be entitled to receive an additional amount equal to the difference between the severance amounts described in the preceding two sentences and the greater of  $900,000 or three times the Dukeman Severance Payment. Mr. Dukeman will be entitled to receive the greater of  $900,000 or three times the Dukeman Severance Payment if: (a) Mr. Dukeman elects to terminate his employment, or his employment is terminated due to constructive discharge, within the one-year period after a change in control; or (b) his employment is terminated by First Busey for any reason within the 18-month period before, or at any time after, a change in control of First Busey. Mr. Dukeman will also be entitled to receive life, health and disability insurance for the three years following the effective date of such termination pursuant to a change in control. Mr. Dukeman will also be entitled to receive a gross-up payment from First Busey in the event that any amounts payable to him under his employment agreement or the other payments and benefits received by him are subject to penalties as excess parachute payments under the Internal Revenue Code.
Mr. Jones’ agreement provides for one-year employment terms that automatically renew each year unless either Mr. Jones or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Jones’ employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Mr. Jones’ agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey’s non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the “Jones Severance Payment”). Mr. Jones will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Jones’ employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Jones will be entitled to receive a lump sum payment equal to two times the Jones Severance Payment. Mr. Jones will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Jones after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Mr. Jones’ employment other than for cause, Mr. Jones resigns for good reason, or upon Mr. Jones’ death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.
Ms. Randolph’s agreement provides for one-year employment terms that automatically renew each year unless either Ms. Randolph or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Ms. Randolph’s employment with First Busey and entitles her to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Ms. Randolph’s agreement provides that, in the event that her employment is terminated by First Busey other than for cause or disability or her agreement terminates due to First Busey’s non-renewal of such agreement or if she terminates for good reason, she or her beneficiary will receive a severance payment equal to the sum of her applicable annual base salary plus the amount of her most recent performance bonus (the “Randolph Severance Payment”). Ms. Randolph will also be entitled to receive continued health insurance at the same cost as during her employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Ms. Randolph’s employment without cause, or if she terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Ms. Randolph will be entitled to receive a lump sum payment equal to two times the Randolph Severance Payment. Ms. Randolph will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Ms. Randolph after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Ms. Randolph’s employment other than for cause, Ms. Randolph resigns for good reason, or upon Ms. Randolph’s death or disability, she would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.
Mr. Powers’ agreement provides for one-year employment terms that automatically renew each year unless either Mr. Powers or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Powers’ employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Mr. Powers’ agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey’s non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the “Powers Severance Payment”). Mr. Powers will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Powers’ employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Powers will be entitled to receive a lump sum payment equal to two times the Powers Severance Payment. Mr. Powers will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Powers after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Mr. Powers’ employment other than for cause, Mr. Powers resigns for good reason, or upon Mr. Powers’ death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.
Ms. Bowe’s agreement provides for one-year employment terms that automatically renew each year unless either Ms. Bowe or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Ms. Bowe’s employment with First Busey and entitles her to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey’s plans, as well as participation generally in First Busey’s other employee benefit plans, including a $1.5 million life insurance policy. Ms. Bowe’s agreement provides that, in the event that her employment is terminated by First Busey other than for cause or disability or her agreement terminates due to First Busey’s non-renewal of such agreement or if she terminates for good reason, she or her beneficiary will receive a severance payment equal to the sum of her applicable annual base salary plus the amount of her most recent performance bonus (the “Bowe Severance Payment”). Ms. Bowe will also be entitled to receive continued health insurance at the same cost as during her employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Ms. Bowe’s employment without cause, or if she terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Ms. Bowe will be entitled to receive a lump sum payment equal to two times the Bowe Severance Payment. Ms. Bowe will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Ms. Bowe after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event that First Busey terminates Ms. Bowe’s employment other than for cause, Ms. Bowe resigns for good reason, or upon Ms. Bowe’s death or disability, she would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.
Payments made upon a termination of employment under the employment agreements for Messrs. Jones and Powers and Ms. Randolph and Ms. Bowe are contingent on the executive’s execution of a release.
The following table shows potential payments to our NEOs following certain termination events, including a termination following a change in control of First Busey. The amounts shown assume that termination was effective as of December 29, 2023, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.
Name	Type of Payment	Involuntary Termination (No Change in Control)(1)	Termination Due to Disability or Death	Qualifying Retirement(5)	Involuntary Termination (Change in Control)(1)(6)	Voluntary Termination (Change in Control)	Change in Control (No Termination)
Van A. Dukeman	Cash Severance Payment	$1,602,400	$1,602,400	—	$4,807,200	$4,807,200	—
	Life, Health & Disability	$22,075	$22,075	—	$66,225	$66,225	—
	Acceleration of Equity Awards(2)	$1,064,502	$4,851,908	$3,391,438	$5,017,884	$947,369	$947,369
	Gross-Up Payment(3)	—	—	—	$2,183,137	—	—
Jeffrey D. Jones	Cash Severance Payment	$1,172,895	$290,585	—	$2,055,205	—	—
	Health	$12,778	—	—	$19,167	—	—
	Acceleration of Equity Awards(2)	—	$2,067,139	—	$2,155,006	—	—
Amy L. Randolph	Cash Severance Payment	$1,106,145	$274,260	—	$1,938,030	—	—
	Health(4)	$284	—	—	$426	—	—
	Acceleration of Equity Awards(2)	—	$2,140,547	—	$2,213,771	$417,959	$417,959
John J. Powers	Cash Severance Payment	$991,080	$244,875	—	$1,737,285	—	—
	Health	$8,873		—	$13,310	—	—
	Acceleration of Equity Awards(2)	—	$1,712,422	$1,196,974	$1,770,997	$334,355	$334,355
Monica L. Bowe	Cash Severance Payment	$909,075	$228,550	—	$1,589,600	—	—
	Health	$7,870		—	$11,805	—	—
	Acceleration of Equity Awards(2)	—	$1,148,411	—	$1,197,224	—	—

(1)
Involuntary Termination includes termination by First Busey without Cause or by the NEO for Good Reason or due to Constructive Discharge as each term is defined in the applicable employment agreements.

(2)
The value of the acceleration of RSUs and PSUs was determined based on the December 29, 2023 closing price of First Busey’s common stock of  $24.82 per share. In accordance with their terms, RSUs and PSUs included here are also eligible for dividend equivalents. The PSUs reflected above do not include dividend equivalents. See the “Grant of Awards” table above for a description of how dividend equivalents relating to RSUs and PSUs are accrued and vested.

(3)
Estimated calculation based on a federal tax rate of 37.0%, state income tax rate of 3.30%, Medicare tax rate of 2.35% and excise tax rate of 20.0%.

(4)
Ms. Randolph has waived medical insurance through First Busey.

(5)
No amount is reported for PSUs because they must be held for the entire performance period.

(6)
With respect to Messrs. Jones and Powers, and Ms. Randolph and Ms. Bowe, amounts set forth are gross amounts payable upon a termination without Cause or a resignation by the executive for Good Reason in connection with a Change in Control, as each term is defined in the applicable employment agreements. Such amounts are subject to 280G cutback provisions, which may result in a reduced payment.

As reflected in the table above, each NEO’s outstanding RSUs and PSUs, as reflected in the “Outstanding Equity Awards at Fiscal Year End” table above vest upon the occurrence of the stated event in connection with a change in control of First Busey or upon a termination of the officer’s service due to the officer’s death or disability under the terms of the Amended 2020 Plan and the award agreements thereunder.
Actual NEO Departures During 2023 — Separation Letter with Robin Elliott
As previously disclosed on a Form 8-K Current Report filed on October 24, 2023, the Company, the Bank and Mr. Elliott entered into a letter agreement dated October 20, 2023

(the “Separation Letter”), pursuant to which Mr. Elliott resigned from his role as President and Chief Executive Officer of Busey Bank and his role as Chairman and Chief Executive Officer of FirsTech, effective October 23, 2023. The Company believed that it was valuable for Mr. Elliott to remain employed with the Company and its subsidiaries in a consultative role at his then-current base salary until December 31, 2023 (the “Separation Date”), in order to provide support and advice and ensure a smooth transition, with the added benefit of extending the period of his restrictive covenants under his employment agreement for approximately two (2) months.
Consistent with the terms of his employment agreement in connection with a termination by the Company without Cause, termination by the Company upon non-renewal of the Term or termination by Mr. Elliott for Good Reason pursuant to Section 6(b) thereof, as such terms are defined in his employment agreement, Mr. Elliott will receive: (a) cash severance equal to the sum of his annual base salary plus his most recent performance bonus in the amount of  $952,905, payable in substantially equal installments over a one (1) year period in accordance with the Company’s regular payroll practices then in effect, commencing within sixty (60) days following the Separation Date, and (b) non-equity incentive plan compensation for the 2023 performance period based on actual performance, in the amount of  $313,440. Mr. Elliott forfeited all unvested RSUs and PSUs as of the termination of his employment. In addition, under the Separation Letter, Mr. Elliott will receive $1,007,526 in respect of the pro rata value of the unvested RSUs that he forfeited upon his termination of employment, payable in cash in substantially equal installments over a one (1)-year period in accordance with the Company’s regular payroll practices then in effect, commencing on March 1, 2024. Under the Separation Letter, the foregoing severance benefits were conditioned on and subject to Mr. Elliott’s execution and non-revocation of a general release and waiver of claims, and are also conditioned on and subject to his ongoing compliance with the terms and conditions of his employment agreement, including confidentiality, non-competition, and non-solicitation restrictive covenants.

CEO PAY RATIO
Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer to the median employee’s annual total compensation. This ratio is commonly referred to as the “CEO Pay Ratio.” First Busey’s principal executive officer is Mr. Dukeman, the Chairman and Chief Executive Officer.
In determining the median employee, a list of all active full-time and part-time employees as of December 31, 2023, exclusive of Mr. Dukeman, was prepared with their corresponding annual total W-2 compensation as reflected in our payroll records. Compensation was annualized for any individual not employed for the full year of 2023. Employees were ranked from lowest to highest based on annual total compensation. The annual total compensation of the median employee was calculated in the same manner as the total compensation disclosed for Mr. Dukeman in the Summary Compensation Table.
For 2023, the annual total compensation of the median employee was $65,415, and the annual total compensation of the Chief Executive Officer, as reported in the Summary Compensation Table above, was $2,179,159. Based on this information, the ratio of annual total compensation of the Chief Executive Officer to annual total compensation of the median employee was approximately 33.3 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission rules based on our payroll and employment records and the methodology described above. The Securities and Exchange Commission rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as determined under Securities and Exchange Commission rules) and certain financial performance of the Company.
Pay Versus Performance Table
Year	SCT Total for CEO	Compensation Actually Paid to CEO(1)	Average SCT Total for Other NEOs	Average Compensation Actually Paid to Other NEOs(1)	Value of $100 Initial Fixed Investment Based on TSR(2)	Value of $100 Initial Fixed Investment Based on 10-K/A Peer Group TSR(3)	Net Income ($000’s)	Company Selected Measure – Core Earnings Per Share(4)
2023	$2,179,159	$2,542,829	$1,079,862	$674,115	$107	$100	$122,565	$2.24
2022	$2,494,467	$2,234,208	$1,272,385	$1,162,227	$101	$98	$128,311	$2.35
2021	$2,116,540	$3,053,103	$1,096,599	$1,630,556	$107	$114	$123,449	$2.45
2020	$2,443,872	$2,009,636	$1,268,627	$1,163,770	$82	$86	$100,344	$1.98

(1)
Amounts represent executive compensation actually paid to our CEO and the average executive compensation actually paid to our remaining NEOs for the relevant fiscal year. Executive compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:
2023
Summary Compensation for CEO Van A. Dukeman	$2,179,159
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	$(841,181)
Addition for the Fair Value of Equity Awards Granted and Related Dividend Equivalents during the year that Remain Outstanding and Unvested as of Year-End	$1,118,648
Addition for the Change in Fair Value of Awards Granted in Prior Years that were Unvested as of Year-End and Related Dividend Equivalents	$161,641
Addition for the Change in Fair Value of Awards Granted in Prior Years that Vested during Year and Dividends Paid	$(75,438)
Compensation Actually Paid to CEO	$2,542,829
2023
Average Summary Compensation for NEOs	$1,079,862
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	$(366,150)
Addition for the Fair Value of Equity Awards Granted and Related Dividend Equivalents during the year that Remain Outstanding and Unvested as of Year-End	$357,019
Addition for the Change in Fair Value of Awards Granted in Prior Years that were Unvested as of Year-End and Related Dividend Equivalents	$45,742
Addition for the Change in Fair Value of Awards Granted in Prior Years that Vested during Year and Dividends Paid	$(24,153)
Addition for the Change in Fair Value of Awards that were Forfeited during Year	$(418,205)
Average Compensation Actually Paid to NEOs	$674,115
NEOs included in Average Summary Compensation and average compensation actually paid
Jeffrey D. Jones Amy L. Randolph John J. Powers Monica L. Bowe(a) Robin N. Elliott

(a)
Ms. Bowe was not an NEO in 2020, 2021 or 2022 and was therefore not included for those years.

(2)
Based on initial investment of  $100 as of December 31, 2019.

(3)
Based on initial investment of  $100 as of December 31, 2019 and a cumulative Total Shareholder Return of First Busey & S&P U.S. BMI Banks — Midwest Region.

(4)
Core Earnings Per Share is the same as adjusted diluted earnings per share, a non- GAAP financial measure — see Non-GAAP Financial Information in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023.

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:
•
Core Earnings Per Share

•
Asset Quality Ratio

•
Core Return on average Tangible Common Equity

•
Relative Total Shareholder Return

•
Non-Bank Revenue

•
Net Promoter Score

•
Gallup Engagement Score

Narrative Disclosure to Pay Versus Performance Table
The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with
•
The Company’s cumulative TSR and the Peer Group’s cumulative TSR

•
The Company’s Net Income

•
The Company Selected Measure, which is Core EPS

Compensation Actually Paid vs. TSR of BUSE and Peers
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Compensation ($000s)
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return on $100 Invested at Beginning of Period
2019
2020
2021
2022
2023
CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
BUSE value of $100 Invested 12/31/19
Peer Group value of $100 Invested 12/31/19

Compensation Actually Paid vs. Net Income
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Compensation ($000s)
$140
$120
$100
$80
$60
$40
$20
$-
Net Income ($M)
2020
2021
2022
2023
CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
BUSE Net Income ($M)

Compensation Actually Paid vs. Core EPS
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Compensation ($000s)
$3.00
$2.00
$1.00
$0.00
Core Earnings Per Share ($)
2020
2021
2022
2023
CEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
BUSE Core Earnings Per Share ($)

For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2023, the following individuals served as members of the Compensation Committee: Stephen V. King (Chair), Stanley J. Bradshaw, Karen M. Jensen and Cassandra R. Sanford. None of these individuals has ever served as an officer or employee of First Busey or any of our subsidiaries. Additionally, none of these individuals has any relationships with First Busey or any of our subsidiaries requiring disclosure under “Certain Relationships and Related-Person Transactions” below. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

PROPOSAL 2:
NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as First Busey, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, commonly referred to as a “say-on-pay” proposal. In a non-binding, advisory vote on the frequency of say-on-pay votes held at our 2018 Annual Meeting, our stockholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by our board of directors, our board determined that we would hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which will also take place at our 2024 Annual Meeting as provided in proposal 3 below.
As described in more detail in the CD&A section of this proxy statement, the overall objectives of First Busey’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read the CD&A section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2023. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our NEOs in fiscal year 2023 reflects and supports these compensation policies and procedures.
The following resolution is submitted for stockholder approval:
“RESOLVED, that First Busey Corporation’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure regarding named executive officer compensation under ‘Compensation of Named Executive Officers’ contained in First Busey’s proxy statement dated April 12, 2024.”
Approval of this resolution requires the affirmative vote of a majority of shares having voting power present at the 2024 Annual Meeting. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
Board Recommendation
The board of directors recommends stockholders vote to approve the overall compensation of our NEOs by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

PROPOSAL 3:
NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as First Busey, to permit a separate stockholder vote on the frequency with which stockholders shall conduct an advisory say-on-pay vote on executive officer compensation, such as proposal 2 above. In accordance with these requirements, we are providing stockholders with an advisory vote on the frequency with which our stockholders will vote on a say-on-pay proposal.
The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often say-on-pay votes should occur: every 1 year, every 2 years, or every 3 years. In addition to those choices, stockholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years. The last such vote occurred at the 2018 Annual Meeting of Stockholders, and our stockholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by our board of directors, our board determined that First Busey would hold say-on-pay votes on an annual basis.
After careful consideration, our board of directors recommends that future stockholder say-on-pay votes continue to be conducted annually. The board values and encourages constructive input from our stockholders regarding First Busey’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our stockholders. An annual say-on-pay vote will provide the board and the Compensation Committee with useful information on stockholder sentiment about these important matters on the most frequent and consistent basis.
Although the board recommends a say-on-pay vote every year, stockholders are not voting to approve or disapprove the board’s recommendation. Rather, stockholders are being asked to vote on the following resolution:
“RESOLVED, that the stockholders of First Busey Corporation determine, on an advisory basis, that the frequency with which the stockholders shall have an advisory vote on executive compensation set forth in the Company’s proxy statement for its annual meeting of stockholders, beginning with the 2025 Annual Meeting of Stockholders, is every (i) 1 year, (ii) 2 years, or (iii) 3 years.”
The choice which receives the highest number of votes will be deemed the choice of the stockholders.
While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or board of directors and may not be construed as overruling any decision by the Compensation Committee or the board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.
Board Recommendation
The board of directors recommends a vote for the “1 YEAR” frequency alternative. Proxies properly signed and returned will be voted for the “1 YEAR” frequency unless stockholders specify otherwise. Stockholders are not voting to approve or disapprove the board of director’s recommendation. Stockholders may choose among the three choices included in the resolution above, or may abstain from voting on this proposal.

PROPOSAL 4:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Although stockholder ratification of the appointment of RSM US LLP is not required by our bylaws or otherwise, our board of directors is submitting this appointment to our stockholders for their ratification at the 2024 Annual Meeting as a matter of good corporate practice. If the stockholders do not ratify the appointment of RSM US LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment of RSM US LLP is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.
Board Recommendation
The board of directors recommends stockholders vote to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

AUDIT AND RELATED FEES
During the period covering the fiscal years ended December 31, 2023 and 2022, RSM US LLP performed the following professional services for First Busey for which we paid the following amounts:
	2023	% of Total Fees	2022	% of Total Fees
Audit Fees(1)	$859,250	100%	$922,325	100%
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$859,250	100%	$922,325	100%

(1)
Audit fees consist of fees for professional services rendered for the integrated audit of First Busey Corporation’s consolidated financial statements, including procedures required to comply with U.S. Department of Housing and Urban Development (“HUD”), review of First Busey Corporation’s quarterly reports on Form 10-Q, annual report on Form 10-K/A and proxy statement, consents on filings, and audit procedures related to implementation or application of new accounting guidance.

A representative of RSM US LLP is expected to be present at the 2024 Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. We expect to appoint RSM US LLP as our independent registered public accounting firm for 2024 upon review and approval of an engagement letter by the Audit Committee.
Audit Committee Pre-Approval Policy
Generally, the Audit Committee requires pre-approval of any services to be provided by First Busey’s independent registered public accounting firm, RSM US LLP, to First Busey or any of its affiliates. Additionally, the Audit Committee also pre-approves other services related to Sarbanes-Oxley compliance and accounting services provided by other third parties. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, which was Mr. Kenney during the period covering the fiscal years ended December 31, 2023, and December 31, 2022.
In 2023, the Audit Committee pre-approved all audit services which consisted of professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting in accordance with Sarbanes-Oxley Section 404, procedures required to comply with HUD, review of financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K/A and services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.
CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
The board has adopted a policy for review, approval and monitoring of transactions involving First Busey and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).
Under the policy, the Audit Committee is responsible for reviewing and approving all reportable transactions with any related persons. In considering the transaction, the Audit

Committee will take into account all relevant factors, including whether the transaction is on terms comparable to those available to an unaffiliated third party. In connection with any approval or ratification of a transaction, the Audit Committee will also determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. The board has delegated to the Chairman of the Audit Committee the authority to pre-approve or ratify any transaction with a related person up to $120,000. The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity, and certain ordinary course of business banking transactions shall be deemed to be pre-approved by the Audit Committee.
Our directors and executive officers and their associates were customers of, and had transactions with, First Busey and our subsidiaries in the ordinary course of business during 2023. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, fiduciary and wealth management services, certificates of deposit and depository relationships were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to First Busey and did not involve more than the normal risk of collectability or present unfavorable features. All such loans have been approved by Busey Bank’s board of directors or, to the extent such loan was approved prior to acquisition of an acquired subsidiary bank, by the applicable acquired subsidiary bank’s board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other nonlending transactions between a director and First Busey or its subsidiaries to ensure that such transactions do not affect a director’s independence.
OTHER BUSINESS
As of the date hereof, there is no business to be transacted at the 2024 Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the meeting. If, however, other matters should properly be brought before the 2024 Annual Meeting, it is intended that the proxy holders may vote or act in accordance with our board’s recommendation on such matters.
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION
A copy of our Annual Report on Form 10-K/A for the year ended December 31, 2023, which includes our financial statements as of and for the year ended December 31, 2023, is filed with the Securities and Exchange Commission.
If you would like a copy of board committee charters, our code of ethics or other documents pertaining to our corporate governance, we provide these documents without charge. Please write to:
Mr. John J. Powers
Corporate Secretary
First Busey Corporation
100 W. University Avenue
Champaign, IL 61820
*      *      *      *      *
ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES OR VOTE BY FOLLOWING THE PREPRINTED INSTRUCTIONS SET FORTH ON THE PROXY OR NOTICE CARD PROMPTLY

Busey
FIRST BUSEY CORPORATION

SCAN TO VIEW MATERIALS & VOTE

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V35743-P04626 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

FIRST BUSEY CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Samuel P. Banks	06) Karen M. Jensen
02) George Barr	07) Frederic L. Kenney
03) Stanley J. Bradshaw	08) Stephen V. King
04) Michael D. Cassens	09) Gregory B. Lykins
05) Van A. Dukeman	10) Cassandra R. Sanford

NOTE: This proxy will be voted in the discretion of the named proxies upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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FIRST BUSEY CORPORATION100 WEST UNIVERSITY AVENUECHAMPAIGN, IL 6 7 820TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D SCAN TOVIEW MATERIALS & VOTE [>VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11 :59 p.m. Eastern Time on May 21, 2024 for shares held directly and by11 :59 p.m. Eastern Time on May 19, 2024 for shares held in the First Busey CorporationProfit Sharing Plan and Trust and in the Employee Stock Pu rchase Plan . Have your proxy cardin hand when you access the web site and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeet ing.com/BUSE2024You may attend the meeting via the Internet and vote during the meeting . Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch -tone telephone to transmit your voting inst ruct ions. Vote by11 :59 p.m. Eastern Time on May 21, 2024 for shares held directly and by 11 :59 p.m. Eastern Timeon May 19, 2024 for shares held in the First Busey Corporation Profit Sharing Plan and Trustand in the Employee Stock Purchase Plan. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.V35743-P04626THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYFIRST BUSEY CORPORATION For Withhold For AllAll All ExceptThe Board of Directors recommends you vote"FOR" the following: 0 0 0 1. Election of DirectorsNominees:01) Samuel P. Banks02) George Barr03) Stanley J. Bradshaw04) Michael D. Cassens05) Van A Dukeman06) Karen M. Jensen07) Frederic L. Kenney08) Stephen V King09) Gregory B. Lykins10) Cassandra R. SanfordTo with hold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K/A are available at www.ProxyVote.com.FIRST BUSEY CORPORATIONAnnual Meeting of StockholdersMay 22, 2024 10:30 a.m. (CDT)This proxy is solicited by the Board of DirectorsV35744-P04626I, the undersigned stockholder of First Busey Corporation (the "Company"), having received notice of Annual Meetingof Stockholders, do hereby nominate, constitute and appoint, each of John J. Powers and Jeffrey D. Jones, my true andlawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of theshares of common stock of the Company, $.001 par value, standing in my name on its books on March 25, 2024, at theAnnual Meeting of the Stockholders of the Company, to be held virtually* at www.virtualshareholdermeeting.com/BUSE2024,on May 22, 2024, at 10:30 a.m., Central Time, and at any postponement or adjournment thereof, with all powers theundersigned would possess if personally present, as follows:This proxy will be voted as directed, or if no instructions are given, it will be voted "FOR" the nominees listedunder Proposal 1, "FOR" Proposals 2 and 4 and "1 Year" on Proposal 3.*There is no physical location for the Annual Meeting.Continued and to be signed on reverse side